UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SOLID BIOSCIENCES INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

141 Portland Street, 5th Floor

Cambridge, MA 02139

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 7, 2022

Dear Stockholders,

You are cordially invited to attend the 2022 annual meeting of stockholders (the “Annual Meeting”) of Solid Biosciences Inc. (the “Company”), which will be held on Tuesday, June 7, 2022 at 8:00 a.m., Eastern Time. The Annual Meeting will be held by a virtual-only format, solely by means of remote communication, to consider and vote upon the following proposals:

(1)

The election of three Class I Directors, Robert Huffines, Sukumar Nagendran and Rajeev Shah (the “Director Nominees”), to our Board of Directors (the “Board of Directors” or the “Board”), each to serve until the 2025 annual meeting of stockholders and until the election and qualification of his successor (the “Director Proposal”);

(2)	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (the “Auditor Proposal”);

(3)

The approval of an amendment to our certificate of incorporation to effect a reverse stock split at a ratio of not less than 1-for-5 and not greater than 1-for-15, with the exact ratio to be set within that range at the discretion of our Board of Directors prior to our 2023 annual meeting of stockholders without further approval or authorization of our stockholders and with our Board of Directors able to elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion, and, in connection therewith, to decrease the number of authorized shares of our common stock on a basis proportional to the reverse stock split ratio (the “Reverse Stock Split Proposal”);

(4)

The approval of an amendment to our certificate of incorporation to set the number of authorized shares of our common stock at a number determined by calculating the product of 300,000,000 multiplied by three times (3x) the reverse stock split ratio, subject to approval by our stockholders of the Reverse Stock Split Proposal and our implementation of a reverse stock split described in the proxy statement (the “Authorized Shares Proposal”); and

(5)	The transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Stockholders will not be able to attend the Annual Meeting in person and will be able to attend the Annual Meeting only via the webcast. We believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world. We have designed the format of the Annual Meeting to provide stockholders the same rights and opportunities to participate as they would at an in-person meeting.

Our Board has fixed the close of business on April 11, 2022 as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment of that meeting. Stockholders of record at the close of business on the record date can attend the Annual Meeting, including to vote their shares and ask questions, by accessing http://www.virtualshareholdermeeting.com/SLDB2022 shortly prior to the scheduled start of the meeting and entering the 16-digit control number included on your proxy card, voting instruction form or notice of availability of proxy materials.

The rules and procedures applicable to the Annual Meeting, together with a list of stockholders of record for inspection for any legally valid purpose, will be available for the participating stockholders of record at http://www.virtualshareholdermeeting.com/SLDB2022.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. On or about April 28, 2022, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials and our 2021 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The Notice contains instructions on how to access those documents and to cast your vote via the Internet or by telephone. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2021 Annual Report to Stockholders. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the 2021 Annual Report to Stockholders by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Your vote is very important. Whether or not you plan to attend the Annual Meeting online, please vote your shares by proxy as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. You may vote electronically at the meeting, by telephone, online, or by completing and returning a proxy card. We recommend you vote by proxy even if you plan to participate in the virtual meeting. You can always change your vote by voting electronically at the virtual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Ilan Ganot
Co-Founder, President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON JUNE 7, 2022:

This proxy statement, the accompanying proxy card or voting instruction card and our 2021 Annual Report to Stockholders are available for viewing, printing and downloading at: http://materials.proxyvote.com/83422E. These documents are also available to any stockholder who wishes to receive a paper copy by calling (617) 337-4680 or emailing investors@solidbio.com. The proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2021 are also available on the SEC’s website at http://www.sec.gov.

Solid Biosciences Inc.

Proxy Statement

Page No.
INFORMATION CONCERNING SOLICITATION AND VOTING	1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE PROPOSALS	2

PROPOSAL NO. 1—ELECTION OF CLASS I DIRECTORS	7

CORPORATE GOVERNANCE	11

EXECUTIVE OFFICERS	22

EXECUTIVE COMPENSATION	24

PRINCIPAL STOCKHOLDERS	32

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	35

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022	39

PROPOSAL NO. 3—APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND, IN CONNECTION THEREWITH, TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK ON A BASIS PROPORTIONAL TO THE REVERSE STOCK SPLIT RATIO	41

PROPOSAL NO. 4 —APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO SET THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK AT A NUMBER DETERMINED BY CALCULATING THE PRODUCT OF 300,000,000 MULTIPLIED BY THREE TIMES (3X) THE REVERSE STOCK SPLIT RATIO	49

HOUSEHOLDING	52

STOCKHOLDER PROPOSALS	53

OTHER MATTERS	54

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement contains information about the Annual Meeting of Stockholders (the “Annual Meeting”) of Solid Biosciences Inc. (the “Company”) to be held on Tuesday, June 7, 2022 at 8:00 a.m., Eastern Time.

Our Board of Directors (the “Board of Directors” or the “Board”) has made this proxy statement and related materials available to you on the Internet, or at your request has delivered printed versions to you by mail, in connection with the solicitation of proxies by the Board of Directors for the Annual Meeting, and any adjournment or postponement of the Annual Meeting. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the record date identified below. The mailing of the Notice to our stockholders is scheduled to begin on or about April 28, 2022.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the shares represented by the proxies will be voted in accordance with the recommendation of our Board with respect to each of the matters set forth in the Notice.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON JUNE 7, 2022:

This proxy statement, the accompanying proxy card or voting instruction card and our 2021 Annual Report to Stockholders are available at: http://materials.proxyvote.com/83422E.

You may obtain a copy of our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC, except for exhibits thereto, without charge upon written request to Solid Biosciences Inc., 141 Portland Street, 5th Floor, Cambridge, MA 02139, Attention: Investor Relations, or after June 1, 2022, to Solid Biosciences Inc., 500 Rutherford Avenue, Charlestown, MA 02129, Attention: Investor Relations. Exhibits will be provided upon written request and payment of an appropriate processing fee.

In this proxy statement, the terms “we,” “us,” “our,” “the Company” refer to Solid Biosciences Inc. unless the context indicates otherwise.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND PROPOSALS

The following are some questions that you, as a holder of common stock of the Company, may have regarding the Annual Meeting and the proposals and brief answers to such questions. We urge you to carefully read this entire proxy statement and the documents referred to in this proxy statement because the information in this section does not provide all the information that may be important to you as a stockholder of the Company with respect to the proposals.

When and where will the Annual Meeting take place?

The Annual Meeting will be held on June 7, 2022 at 8:00 a.m., Eastern Time. The Annual Meeting will be held via the Internet at a webcast at http://www.virtualshareholdermeeting.com/SLDB2022. As always, we encourage you to vote your shares prior to the Annual Meeting regardless of whether you intend to attend virtually via the webcast.

What proposals are the stockholders being asked to consider?

At the Annual Meeting, you will be asked to vote upon:

(1)

The election of three Class I Directors, Robert Huffines, Sukumar Nagendran and Rajeev Shah (the “Director Nominees”), to our Board of Directors, each to serve until the 2025 annual meeting of stockholders and until the election and qualification of his successor (the “Director Proposal”);

(2)	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (the “Auditor Proposal”);

(3)

The approval of an amendment to our certificate of incorporation to effect a reverse stock split at a ratio of not less than 1-for-5 and not greater than 1-for-15, with the exact ratio to be set within that range at the discretion of our Board of Directors prior to our 2023 annual meeting of stockholders without further approval or authorization of our stockholders and with our Board of Directors able to elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion, and, in connection therewith, to decrease the number of authorized shares of our common stock on a basis proportional to the reverse stock split ratio (the “Reverse Stock Split Proposal”);

(4)

The approval of an amendment to our certificate of incorporation to set the number of authorized shares of our common stock at a number determined by calculating the product of 300,000,000 multiplied by three times (3x) the reverse stock split ratio, subject to approval by our stockholders of the Reverse Stock Split Proposal and our implementation of a reverse stock split described herein (the “Authorized Shares Proposal”); and

(5)	The transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

What are the recommendations of the Board?

The Board unanimously recommends that the stockholders vote “FOR” each of the Director Nominees, “FOR” the Auditor Proposal, “FOR” the Reverse Stock Split Proposal and “FOR” the Authorized Shares Proposal.

What is the Record Date for the Annual Meeting?

Holders of our common stock as of the close of business on April 11, 2022 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting.

Who can vote at the Annual Meeting?

Stockholders who owned shares of our common stock on the Record Date may attend and vote at the Annual Meeting. There were 112,811,867 shares of our common stock outstanding on the Record Date. All shares of common stock have one vote per share and vote together as a single class.

What is the proxy card?

The proxy card enables you to appoint Ilan Ganot and Erin Powers Brennan as your proxies at the Annual Meeting. By completing and returning or submitting the proxy card as described herein or in the Notice, you are authorizing these individuals to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting online, we recommend completing and returning or submitting your proxy card before the Annual Meeting date in the event your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a bank, broker or other nominee, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•

Stockholders of Record. If you are a stockholder of record and do not vote over the Internet, by phone or by mailing your proxy card, your shares will not be voted unless you attend the Annual Meeting and vote your shares electronically at the Annual Meeting.

•

Beneficial Owners of Shares Held in Street Name. If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not vote over the Internet, by phone or by mailing your proxy card, under the rules of various securities exchanges, the broker or custodian that holds your shares may generally vote on routine matters, but cannot vote on non-routine matters.

How do I virtually attend the Annual Meeting?

We will host the Annual Meeting live online via webcast. You may attend the Annual Meeting live online by visiting http://www.virtualshareholdermeeting.com/SLDB2022. The live audio webcast will start at 8:00 a.m. Eastern time on Tuesday, June 7, 2022. Online access to the audio webcast will open 10 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. To be admitted to the virtual Annual Meeting, you will need to log-in at http://www.virtualshareholdermeeting.com/SLDB2022 using the 16-digit control number included on your proxy card, voting instruction form or notice of availability of proxy materials. You are entitled to participate in the Annual Meeting only if you were a stockholder as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting.

Beginning 10 minutes prior to, and during, the Annual Meeting, we will have support available to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulty accessing, or during, the virtual meeting, please call the support team at the numbers listed on the web portal at the time of the meeting.

How do I submit a question at the Annual Meeting?

You will be able to submit your questions prior to and during the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/SLDB2022.

What is the quorum required for the Annual Meeting?

The representation online or by proxy of holders of at least a majority of the issued and outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted as present at the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of common stock represented online at the meeting.

Assuming that a quorum is present, what vote is required to approve the proposals to be voted upon at the Annual Meeting?

1.	The election of each Director Nominee requires the affirmative vote of a plurality of votes cast “FOR” the applicable seat on the Board of Directors.

2.	The ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares present online or represented by proxy at the Annual Meeting.

3.

The affirmative vote of stockholders holding a majority of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting is required to approve the Reverse Stock Split Proposal.

4.

The affirmative vote of stockholders holding a majority of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting is required to approve the Authorized Shares Proposal.

May I see a list of stockholders entitled to vote as of the record date?

A complete list of registered stockholders will be available to stockholders of record during the Annual Meeting for examination at http://www.virtualshareholdermeeting.com/SLDB2022.

How do I vote?

Stockholders have four voting options. You may vote using one of the following methods:

1.	Internet. To vote by the Internet, please go to the following website: www.proxyvote.com and follow the instructions at that site for submitting your proxy electronically.

2.	Telephone. To vote by telephone, please call 1-800-690-6903 and follow the instructions provided on the proxy card.

3.

Mail. If you requested or received a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the Annual Meeting in the envelope provided.

4.

Online during the Annual Meeting. You may vote your shares online while virtually attending the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/SLDB2022. You will need your 16-digit control number included on your proxy card in order to be able to vote during the Annual Meeting. Even if you plan to attend the Annual Meeting online, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting online your shares will be voted as directed by you.

Telephone and Internet voting for stockholders of record will be available up until 11:59 p.m., Eastern Time, on June 6, 2022, and mailed proxy cards must be received by June 6, 2022 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.

What are the effects of not voting or abstaining? What are the effects of broker non-votes?

If you do not vote by virtue of not being present virtually or by proxy at the Annual Meeting, your shares will not be counted for purposes of determining the existence of a quorum.

Abstentions will be counted for the purpose of determining the existence of a quorum. However, they will have no effect on the Director Proposal. Abstentions will have the effect of a vote “AGAINST” the Auditor Proposal, the Reverse Stock Split Proposal and the Authorized Shares Proposal.

Broker non-votes occur on a matter when a bank, broker or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Broker non-votes will be counted for the purpose of determining the existence of a quorum. The Director Proposal is a “non-routine” matter. If you do not instruct your bank, broker or other nominee how to vote with respect to the Director Proposal, your bank, broker or other nominee may not vote with respect to such proposal and those votes will be counted as broker non-votes. However, in tabulating the voting result for the Director Proposal, shares that constitute broker non-votes will have no effect on the Director Proposal. The Auditor Proposal, the Reverse Stock Split Proposal and the Authorized Shares Proposal are considered “routine” matters and a bank, broker or other nominee may generally exercise discretionary authority to vote on the Auditor Proposal, the Reverse Stock Split Proposal and the Authorized Shares Proposal.

What does it mean if I received more than one proxy card or Notice?

If your shares are registered differently or in more than one account, you will receive more than one proxy card or Notice. To make certain all of your shares are voted, please follow the instructions included on the Notice on how to access each proxy card and vote each proxy card by telephone or through the Internet. If you requested or received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

What happens if I don’t indicate how to vote my proxy?

If you just sign or submit your proxy card without providing further instructions, your shares will be counted as a vote “FOR” each of the Director Nominees, “FOR” the Auditor Proposal, “FOR” the Reverse Stock Split Proposal and “FOR” the Authorized Shares Proposal.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•

sending a written notice to our secretary at 141 Portland Street, 5th Floor, Cambridge, MA 02139, or after June 1, 2022, at 500 Rutherford Avenue, Charlestown, MA 02129, stating that you would like to revoke your proxy of a particular date;

•	voting again at a later time, but prior to the date of the Annual Meeting, via the Internet or telephone;

•	signing or submitting another proxy card with a later date and returning it prior to the Annual Meeting; or

•

attending the Annual Meeting online and voting during the Annual Meeting. Attending the Annual Meeting online will not alone revoke your Internet vote, telephone vote or proxy card submitted by mail, as the case may be.

Please note, however, that if your shares are held of record by a bank, broker or other nominee, you must instruct your bank, broker or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the bank, broker or other nominee. If your shares are held in street name, and you wish to attend and vote at the Annual Meeting, you will need your 16-digit control number included on your proxy card or voting instruction form in order to demonstrate proof of beneficial ownership and to be able to vote during the Annual Meeting. Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at http://www.virtualshareholdermeeting.com/SLDB2022. Simply attending the Annual Meeting will not constitute a revocation of your proxy.

Who will bear the costs of the proxy solicitation?

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews and other means.

When will the voting results be announced?

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1—ELECTION OF CLASS I DIRECTORS

Our Board is divided into three classes, with one class of our directors standing for election each year. Directors in each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office for a three-year term until the election and qualification of their successors and subject to their earlier death, resignation or removal. In accordance with our certificate of incorporation and bylaws, our directors may fill existing vacancies on the Board by appointment. The members of the classes are divided as follows:

•	the Class I Directors are Robert Huffines, Adam Koppel, Sukumar Nagendran and Rajeev Shah and their term will expire at the Annual Meeting;

•	the Class II Directors are Clare Kahn, Adam Stone and Lynne Sullivan and their term expires at the annual meeting of stockholders to be held in 2023; and

•	the Class III Directors are Martin Freed, Ilan Ganot, Georgia Keresty and Ian Smith and their term will expire at the annual meeting of stockholders to be held in 2024.

Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our Board. Our certificate of incorporation and bylaws also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office.

Our Board, on the recommendation of our nominating and corporate governance committee, has nominated Robert Huffines, Sukumar Nagendran and Rajeev Shah for re-election as Class I Directors at the Annual Meeting. Each director that is elected at the Annual Meeting will be elected to serve for a three-year term that will expire at our annual meeting of stockholders to be held in 2025.

If no contrary indication is made, proxies in the accompanying form will be voted “FOR” Robert Huffines, Sukumar Nagendran and Rajeev Shah or, in the event that any of these candidates is not a candidate or is unable to serve as a director at the time of election (which is not currently expected), for any nominee who is designated by our Board to fill the vacancy.

Dr. Koppel will not stand for re-election at the Annual Meeting. Our Board also reduced the size of our board of directors to ten members, effective immediately following the completion of Dr. Koppel’s term at the Annual Meeting.

We have no formal policy regarding board diversity, but our corporate governance guidelines provide that the value of diversity should be considered and that the background and qualifications of the members of our Board considered as a group should provide a significant breadth of experience, knowledge, and ability to assist our Board in fulfilling its responsibilities. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and adherence to high ethical standards. Certain individual skills and qualifications of our directors, which we believe contribute to the effectiveness of the Board as a whole, are described in the paragraphs below.

Information Regarding Directors

The information set forth below as to the directors and nominees for director, which includes their name and age as of April 15, 2022, has been furnished to us by the directors and nominees for director.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Nominees for Election to the Board

Term Expiring at the

2025 Annual Meeting of Stockholders, if elected at the Annual Meeting (Class I)

Name	Age	Position Held
Robert Huffines	56	Director
Sukumar Nagendran	56	Director
Rajeev Shah	44	Director

Robert Huffines has served as a member of our Board of Directors since December 2013. Mr. Huffines joined J.P. Morgan, a leading global financial services firm, in 1991 and currently serves as the Global Chairman of Investment Banking, a position he has held since February 2017. Throughout his career at J.P. Morgan, Mr. Huffines has held various leadership positions, including serving as Co-Head of the Global Healthcare Investment Banking Group from 2002 to 2010 and Vice Chairman from 2011 to January 2017. Mr. Huffines received an M.B.A. from the University of Virginia and a B.A. from the University of North Carolina. Mr. Huffines is qualified to serve on our Board of Directors based on his over 25 years of experience advising healthcare companies and his leadership experience.

Sukumar Nagendran, M.D. has served as a member of our Board of Directors since September 2018. Since February 2020, Dr. Nagendran has served as Chief Medical Officer and President of R&D at Jaguar Gene Therapy. Prior to that, he was most recently the Chief Medical Officer and Senior Vice President of AveXis Inc., a clinical-stage gene therapy company (“AveXis”), from September 2015 to July 2018, prior to the company’s acquisition by Novartis. Prior to AveXis, Dr. Nagendran was Vice President of Medical Affairs of Quest Diagnostics, a provider of diagnostic information services, from March 2013 to September 2015. Prior to Quest Diagnostics, Dr. Nagendran held key leadership positions at Pfizer Inc. (“Pfizer”), Novartis, Daiichi Sankyo, and Reata Pharmaceuticals. Prior to moving to the biotech industry, Dr. Nagendran practiced internal medicine, with a focus on diabetes and cardiovascular disease. He is a Mayo Alumni Laureate and founding member of the Robert Wood Johnson Legacy Society. He is also the sponsor for the Fonseca-Nagendran Scholar award at the American Diabetes Association to enhance research in minority populations. Dr. Nagendran currently serves on the Board of Directors of SalioGen Therapeutics and Taysha Gene Therapy. Dr. Nagendran received his undergraduate degree in Biochemistry from Rutgers University and his M.D. from Rutgers Medical School and trained in Internal Medicine at Mayo Clinic, Rochester. Dr. Nagendran is qualified to serve on our Board of Directors because of his extensive leadership experience and his experience working in the healthcare sector.

Rajeev Shah has served as a member of our Board of Directors since March 2017. Mr. Shah has been a managing partner at RA Capital Management, L.P., a multi-stage investment manager dedicated to evidence-based investing in public and private healthcare and life science companies that are developing drugs, medical devices, and diagnostics, since 2004. Mr. Shah is also a member of the Board of Directors of Kala Pharmaceuticals, Inc., Satsuma Pharmaceuticals, Inc. and Black Diamond Therapeutics, Inc., each a public biopharmaceutical company. Mr. Shah was previously a member of the Board of Directors of Eidos Therapeutics, Inc., KalVista Pharmaceuticals, Inc. and Ra Pharmaceuticals, Inc., all public pharmaceutical companies. Mr. Shah received a B.A. in Chemistry from Cornell University. Mr. Shah is qualified to serve on our Board of Directors because of his extensive leadership experience, his public company board experience and his experience investing in life science companies.

Members of the Board Continuing in Office

Term Expiring at the 2023 Annual Meeting of Stockholders (Class II)

Name	Age	Position Held
Clare Kahn	70	Director
Adam Stone	43	Director
Lynne Sullivan	56	Director

Clare Kahn, Ph.D. has served as a member of our Board of Directors since March 2021. Dr. Kahn has served as R&D Strategy Officer at X-VAX Technology Inc. (“X-VAX”), a biotechnology company developing vaccines against pathogens acquired by mucosal infection such as herpes, since October 2019. She served as Chief Regulatory and Preclinical Development Officer at X-VAX from October 2018 to October 2019. Dr. Kahn has also been the president of Clare Kahn Pharma Consulting LLC, through which she provides consulting services on regulatory strategy since June 2016. Dr. Kahn was previously Vice President, Worldwide Regulatory Strategy, Global Innovative Pharma at Pfizer from January 2014 to June 2016 and Vice President, Worldwide Regulatory Strategy, Specialty Care Business at Pfizer from June 2010 to December 2013. Prior to Pfizer, she was Vice President of Regulatory Affairs at GlaxoSmithKline from 1999 to 2010. Dr. Kahn has a Ph.D. in Biochemical Pharmacology from The Royal Postgraduate Medical School, London and served as Assistant Professor of Pharmacology and of Pathology and Laboratory Medicine at The University of Pennsylvania from 1981-1985. Dr. Kahn is qualified to serve on our Board of Directors because of her extensive leadership experience and her experience working in the healthcare sector.

Adam Stone has served as a member of our Board of Directors since November 2015. Mr. Stone is currently the Chief Investment Officer of Perceptive Advisors, a life sciences focused investing firm, where he has worked since 2006. Since July 2021 and February 2021, respectively, Mr. Stone has served as a director and Chief Executive Officer of ARYA Sciences Acquisition Corp V and ARYA Sciences Acquisition Corp IV. Mr. Stone received a B.A. in molecular biology from Princeton University. Mr. Stone is qualified to serve on our Board of Directors because of his extensive experience developing early-stage biotech and healthcare companies qualifies.

Lynne Sullivan has served as a member of our Board of Directors since November 2015. Ms. Sullivan has served as the Chief Financial Officer for UNITY Biotechnology, Inc., a biotechnology company, since August 2020. Prior to that, Ms. Sullivan served as the Chief Financial Officer for Compass Therapeutics, LLC, a biotechnology company (“Compass”), from December 2018 to August 2019. Prior to Compass, Ms. Sullivan served as Biogen Inc.’s senior vice president of Finance from 2016 to December 2018, where she also served as vice president of Tax and Corporate Finance from February 2015 to March 2016 and vice president of Tax from April 2008 to February 2015. Ms. Sullivan is currently a member of the Board of Directors of BiomX Inc., and Inozyme Pharma, Inc., both of which are public biopharmaceutical companies. She received an M.S. in Taxation from Bentley University and a B.S.B.A. from Suffolk University. Ms. Sullivan was a Certified Public Accountant for over 20 years. Ms. Sullivan is qualified to serve on our Board of Directors because of her extensive experience in public accounting and financial expertise and her experience working in the healthcare sector.

Term Expiring at the 2024 Annual Meeting of Stockholders (Class III)

Name	Age	Position(s) Held
Ilan Ganot	48	Co-Founder, President, Chief Executive Officer and Director
Martin Freed	61	Director
Georgia Keresty	60	Director
Ian F. Smith	56	Executive Chairman of the Board of Directors

Ilan Ganot is one of our founders and has served as our Chief Executive Officer and as a member of our Board of Directors since our inception in 2013. Mr. Ganot has served as our President since June 2018. Previously,

Mr. Ganot served as an investment banker at JPMorgan Chase & Co., a leading global financial services firm, from September 2011 to September 2013. From October 2008 to August 2011, Mr. Ganot served as a banker at Nomura Securities Co., Ltd., a securities and investment banking company, and from September 2003 to September 2008, at Lehman Brothers, a global financial services firm. Mr. Ganot received his M.B.A. from London Business School and holds law and business degrees from the Interdisciplinary Center in Herzliya, Israel. Mr. Ganot also practiced corporate law in Israel and was a Captain in the Israeli Defense Forces. He is qualified to serve on our Board of Directors because of his personal dedication to improving treatments available for Duchenne patients and his extensive leadership experience.

Martin Freed, M.D., F.A.C.P. has served as a member of our Board of Directors since June 2018. Dr. Freed has served as an independent consultant to several private pharmaceutical, biotechnology, and healthcare companies, specializing in clinical and general pharmaceutical development and clinical and regulatory strategy since February 2015. He co-founded and served as chief medical officer of Civitas Therapeutics, Inc., a biopharmaceutical company acquired by Acorda, from December 2010 to October 2014, and as senior vice president, clinical development of Acorda from October 2014 through January 2015. He has also served as chief medical officer at Adnexus Therapeutics, Inc. (acquired by Bristol-Myers Squibb) and Vitae Pharmaceuticals, Inc. Dr. Freed spent nearly 14 years at GlaxoSmithKline and its predecessor, SmithKline Beecham Pharmaceuticals or SmithKline Beecham, where he served numerous roles including vice president, clinical development and medical affairs in the metabolism therapeutic area. Dr. Freed currently serves on the Board of Directors for Avilar Therapeutics, Inc. He previously served on the Board of Directors for Sojournix, Inc. and Dicerna Pharmaceuticals. Dr. Freed has been Board Certified in Internal Medicine, Nephrology and Clinical Pharmacology. He performed his internal medicine residency at Temple University Hospital and nephrology fellowship at Yale-New Haven Hospital. A Fellow of the American College of Physicians, Dr. Freed received a B.S. with distinction in biology from the University of Delaware and an M.D. from Pennsylvania State University’s College of Medicine. Dr. Freed is qualified to serve on our Board of Directors because of his extensive leadership experience, his public company board experience and his experience working in the healthcare sector.

Georgia Keresty, Ph.D., M.PH. has served as a member of our Board of Directors since March 2021. Dr. Keresty has served as a senior advisor to Takeda R&D, a global research and development driven biopharmaceutical company, since 2021 and she also served as their R&D chief operating officer from 2017 to 2020. From 2003 to 2017 and from 1997 to 1999, she was an executive at Johnson & Johnson. From 1999 to 2003 and from 1983 to 1997, she held roles at Bristol-Myers Squibb Company and Novartis Pharmaceuticals Corporation, respectively. Dr. Keresty holds BSc degrees in Chemical Engineering and Computer Science from Clarkson University and Ramapo College of New Jersey, an M.S. degree in Information Systems from Pace University, an MBA in Operations Management from Rutgers University, a Ph.D. in Operations Management from Rutgers University, and an MPH in Global Health Leadership from the University of Southern California. Dr. Keresty currently serves on the Board of Directors of Commissioning Agents, Inc., Intellia Therapeutics, Inc. and Aspen Technology, Inc. Dr. Keresty is qualified to serve on our Board of Directors because of her extensive leadership experience and her experience working in the healthcare sector.

Ian F. Smith is Executive Chairman of our Board and has served as a member of our Board of Directors since April 2020 and served as a consultant to us from February 2020 to December 2021. Mr. Smith currently serves as director and Executive Chair of the board of ViaCyte, Inc., and as a director of the board of AavantiBio, both private biotechnology companies. He is also a member of the Board of Foghorn Therapeutics, a public biotechnology company, and is a Senior Advisor to Bain Capital Life Sciences. Between 2001 and 2019, Mr. Smith served as Executive Vice President and Chief Operating Officer, and Chief Financial Officer at Vertex Pharmaceuticals, a public biotechnology company. He received a B.A. with honors in accounting and finance from Manchester Metropolitan University (UK). Mr. Smith is qualified to serve on our Board of Directors because of his more than 25 years of finance and broad operating experience for public companies in the biopharmaceutical industry.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that the Company is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted. We have adopted a code of business conduct and ethics, which applies to all of our officers, directors and employees, and corporate governance guidelines and charters for our audit committee, our compensation committee, our clinical committee and our nominating and governance committee. We have posted copies of our code of business conduct and ethics and corporate governance guidelines, as well as each of our committee charters, on the “Governance” section of the “Investors” page of our website, www.solidbio.com, which you can access free of charge. Information contained on our website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents as well as our other corporate governance documents, free of charge, to any stockholder upon written request to Solid Biosciences Inc., 141 Portland Street, 5th Floor, Cambridge, MA 02139, Attention: Investor Relations, or after June 1, 2022, to Solid Biosciences Inc., 500 Rutherford Avenue, Charlestown, MA 02129, Attention: Investor Relations.

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of the Company and our stockholders. These guidelines, which provide a framework for the conduct of our Board’s business, provide that:

•	our Board’s principal responsibility is to oversee the management of the Company;

•	except as may be otherwise permitted by Nasdaq listing standards, a majority of the members of our Board shall be independent directors;

•	the independent directors meet at least twice annually in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and directors may be expected to participate in continuing director education; and

•	our nominating and corporate governance committee will oversee an annual self-evaluation of the Board to determine whether it and its committees are functioning effectively.

A copy of the corporate governance guidelines can be found on the “Governance” section of the “Investors” page of our website at www.solidbio.com.

Director Independence

Applicable Nasdaq rules require a majority of a listed company’s Board of Directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our Board of Directors has determined that all members of the Board of Directors, except Ilan Ganot and Ian Smith, are independent directors, as defined under applicable Nasdaq rules. In making such determination, our Board of Directors considered the relationships that each director has with our Company and all other facts and circumstances that our Board of Directors deemed relevant in determining his or her independence, including the beneficial ownership of our common stock by each director. Our Board of Directors previously made a similar determination with respect to Mr. Arnold, who served as an independent member of our Board of Directors until June 2021. Mr. Ganot is not an independent director under applicable rules because he is our president and chief executive officer. Mr. Smith is not an independent director under applicable rules because of his former consulting relationship with our Company.

Our Board of Directors has determined that the composition of our committees currently complies with all applicable independence requirements of Nasdaq and the rules and regulations of the SEC.

Board Leadership Structure

It is the current policy of the Company that the positions of chief executive officer and chairman of the Board are held by different persons. Accordingly, our Board of Directors has appointed Mr. Smith as the chairman of the Board of Directors. Mr. Smith’s duties as chairman of the Board include the following:

•	meeting with any director who is not adequately performing his or her duties as a member of our Board of Directors or any committee;

•	facilitating communications between other members of our Board of Directors and the chief executive officer;

•	together with the lead independent director, preparing or approving the agenda for each board meeting; and

•	determining the frequency and length of board meetings and recommending when special meetings of our Board of Directors should be held.

Our Board of Directors believes that having a leadership structure with separate roles of chairman and chief executive officer offers the following benefits:

•	supporting the oversight of the Company and enhancing our Board’s objective evaluation of our chief executive officer;

•	freeing the chief executive officer to focus on company operations instead of Board administration;

•	providing the chief executive officer with an experienced sounding board; and

•	providing greater opportunities for communication between stockholders and our Board of Directors.

Although the roles of chairman and chief executive officer are currently separate, our Board of Directors believes it is appropriate for our chief executive officer to serve as a member of our Board of Directors. Because our chairman is not an independent director, our Board has designated Mr. Stone as our lead independent director. Mr. Stone’s duties as lead independent director include the following:

•	with the chairman, establishing the agenda for regular board meetings and serving as chairman of the board in the absence of the chairman;

•	establishing the agenda for and presiding over meetings of the independent directors;

•	coordinating with the committee chairs regarding meeting agendas and informational requirements;

•	presiding over any portions of meetings of the Board at which the independence if the directors or performance of the non-independent chairman or independent directors is presented or discussed; and

•	serving as a liaison between the chief executive officers and non-independent chairman, on the one hand, and the independent directors, on the other.

The Board’s Role in Risk Oversight

Our Board of Directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our Board of Directors and its committees is to oversee the risk management activities of management. Our Board of Directors fulfills this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices.

In general, our Board of Directors oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our compensation committee oversees risk management activities relating to our compensation policies and practices and management succession planning; and our nominating and corporate governance committee oversees risk management activities relating to the composition of our Board of Directors and corporate governance. Each committee reports to the full Board of Directors on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full Board of Directors discuss particular risks.

Board Meetings

Our Board met 11 times during fiscal year 2021, including telephonic and virtual meetings. During the year, each of our directors attended 75% or more of the combined total number of meetings of the Board and the committees on which he or she served, with the exception of Dr. Nagendran, who recused himself from four Board and six committee meetings due to the nature of the topics to be discussed. In 2021, Dr. Nagendran attended 67% of the combined total number of meetings of the Board and the committees on which he served.

Committees of the Board

We have four standing committees: the audit committee, the compensation committee, the nominating and corporate governance committee and the clinical committee. Each of these committees has a written charter approved by our Board. A copy of each charter can be found on the “Governance” section of the “Investors” page of our website at www.solidbio.com.

Audit Committee

The members of our audit committee are Ms. Sullivan, Dr. Keresty and Dr. Koppel, with Ms. Sullivan serving as chair of the audit committee. Additionally, Mr. Arnold served as a member of the audit committee through

June 16, 2021. Our Board of Directors has determined that each of these individuals meets the independence requirements of the Sarbanes-Oxley Act, Rule 10A-3 under the Exchange Act, and the applicable listing standards of Nasdaq. Each member of our audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Board has examined each audit committee member’s employment and other experience. Our Board of Directors has determined that Ms. Sullivan qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules. In making this determination, our Board has considered Ms. Sullivan’s formal education and previous and current experience in financial roles. Both our independent registered public accounting firm and management periodically meet privately with our audit committee. Our audit committee met five times during fiscal year 2021.

Our audit committee’s responsibilities include, among other things:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our risk assessment and risk management policies;

•	establishing procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions;

•	reviewing on a periodic basis our investment policy; and

•	preparing the audit committee report required by SEC rules.

We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations.

Compensation Committee

The members of our compensation committee are Dr. Koppel, Mr. Shah and Mr. Stone, with Dr. Koppel serving as chair of the compensation committee. Our Board of Directors has determined that each of these individuals is independent as defined under the applicable listing standards of Nasdaq, including the standards specific to members of a compensation committee. Our compensation committee met five times during fiscal year 2021.

Our compensation committee’s responsibilities include, among other things:

•	reviewing and approving, or making recommendations to our Board of Directors with respect to, the compensation of our chief executive officer and our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our Board of Directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and

•	preparing the compensation committee report if and to the extent then required by SEC rules.

We believe that the composition and functioning of our compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations.

The compensation committee may delegate to one or more executive officers the power to grant options or other stock awards pursuant to our equity incentive plans to employees who are not directors or executive officers, subject to certain limitations. The compensation committee may also form and delegate its responsibilities to one or more subcommittees of the Board.

Our executive compensation program is administered by our compensation committee, subject to the oversight and approval of our full Board. Our compensation committee reviews our executive compensation practices on an annual basis and based on this review approves or, as appropriate, makes recommendations to our Board for approval of our executive compensation program. Our chief executive officer recommends annual executive salary increases, annual equity awards and bonuses, if any, for the other executive officers, which are then reviewed and approved or adjusted by the compensation committee.

In designing our executive compensation program, our compensation committee considers publicly available compensation data for national and regional companies in the biotechnology/pharmaceutical industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. In 2021, our compensation committee retained Radford, an AON Hewitt company, as its independent compensation consultant to provide comparative data on executive compensation practices in our industry and to advise on our executive compensation program generally. The compensation committee also retained Radford for recommendations and review of non-employee director compensation in 2021. Although our compensation committee considers the advice and recommendations of Radford as to our executive compensation program, our compensation committee ultimately makes their own decisions about these matters. In the future, we expect that our compensation committee will continue to engage independent compensation consultants to provide additional guidance on our executive compensation programs and to conduct further competitive benchmarking against a peer group of publicly traded companies.

Our director compensation program is administered by our Board with the assistance of the compensation committee.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Dr. Freed, Mr. Stone and Ms. Sullivan, with Mr. Stone serving as chair of the nominating and corporate governance committee. Our Board of Directors has determined that each of these individuals is independent as defined under the applicable listing standards of Nasdaq and SEC rules and regulations. Our nominating and corporate governance committee met two times during fiscal year 2021.

Our nominating and corporate governance committee’s responsibilities include, among other things:

•	recommending to our Board of Directors the persons to be nominated for election as directors and to each of our board’s committees;

•	reviewing and making recommendations to our Board of Directors with respect to our board leadership structure;

•	reviewing and making recommendations to our Board of Directors with respect to management succession planning;

•	developing and recommending to our Board of Directors corporate governance guidelines; and

•	overseeing an annual evaluation of our Board of Directors.

We believe that the composition and functioning of our nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations.

Clinical Committee

The members of our clinical committee are Dr. Freed, Dr. Kahn, Dr. Koppel and Dr. Nagendran, with Dr. Freed serving as the chair of the clinical committee. Our clinical committee met 19 times during fiscal year 2021.

Our clinical committee’s responsibilities include, among other things:

•

providing strategic and/or operational clinical development and regulatory advice and making recommendations to management of the Company, as applicable, regarding current and planned research and development programs;

•	providing strategic and/or operation clinical and regulatory advice and guidance to management of the Company, as applicable, regarding advancement of clinical studies or programs; and

•	advising the Board, as requested, regarding potential clinical and/or regulatory issues related to potential licensing and acquisition opportunities.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to our directors, executive officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct is available on the “Governance” section of the “Investors” page of our website at www.solidbio.com. The nominating and corporate governance committee of our Board of Directors is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers of, any provision of the Code of Conduct.

Anti-Hedging Policy

We have adopted an Insider Trading Policy that, among other things, expressly prohibits all of our employees, including our named executive officers, and our directors, as well as certain of their family members and related entities, from engaging in short sales of our securities, including short sales “against the box”; purchases or sales of puts, calls or other derivative securities based on our securities; and purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or other transactions that are designed to hedge or offset any decrease in the market value of our securities.

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board, and recommending the persons to be nominated for election as directors.

Director Qualifications

In evaluating director nominees, the nominating and corporate governance committee and our Board will consider, among other things, the following factors:

•	relevant expertise upon which to be able to offer and advice and guidance to management;

•	having sufficient time to devote to the affairs of the Company;

•	demonstrated excellence in his or her field;

•	dedication to the Company’s mission;

•	having the ability to exercise sound business judgment;

•	having the commitment to represent the interests of the Company’s stockholders; and

•	diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience.

The nominating and corporate governance committee’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the nominating and corporate governance committee believes that the background and qualifications of the Board, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

The nominating and corporate governance committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the Board. The committee may consider such other facts, including, without limitation, diversity, as it may deem are in the best interests of the Company and its stockholders. The committee believes it is appropriate for our chief executive officer to serve as a member of our Board. Our directors’ performance and qualification criteria are reviewed periodically by the nominating and corporate governance committee.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our Board willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for Board service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective or expertise.

If any member of our Board does not wish to continue in service or if our Board decides not to re-nominate a member for re-election, the nominating and corporate governance committee will identify a new nominee that meets the criteria above. The committee generally inquires of our Board and members of management for their recommendations. The committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience and background of suggested candidates. Final candidates, if other than our current directors, would be interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best contribute to the success of the Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our Board.

We have not received director candidate recommendations from our stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by Board members, management or other parties are evaluated. We do not intend to treat stockholder recommendations in any manner different from other recommendations.

Under our bylaws, stockholders wishing to propose a candidate for director should write to our secretary. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2023 annual meeting of stockholders, the recommendation should be received by our secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals”. Such submissions must state the nominee’s name, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, as well as other information required by our bylaws. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Board Diversity Matrix

Our Board of Directors has voluntarily provided the self-identified information below.

Board Diversity Matrix (As of April 28, 2022)

Total Number of Directors	11

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	8	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	2	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	5	—	—
Two or More Races or Ethnicities	—	1	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Director Attendance at Annual Meetings

Our corporate governance guidelines provide that directors are responsible for attending the annual meeting of stockholders. Ten members of our Board serving at the time attended our 2021 annual meeting of stockholders.

Communications with Our Board

Stockholders seeking to communicate with our Board should submit their written comments to Solid Biosciences Inc., 141 Portland Street, 5th Floor, Cambridge, MA 02139, Attention: Secretary, or after June 1, 2022, to Solid Biosciences Inc., 500 Rutherford Avenue, Charlestown, MA 02129, Attention: Secretary. Our secretary will forward such communications to each member of our Board; provided that, if in the opinion of our secretary, it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Non-Employee Director Compensation

During 2021, we did not provide any compensation to Mr. Ganot, our President and Chief Executive Officer, for his service as a member of our Board. Mr. Ganot’s compensation as an executive officer is set forth below under “Executive Compensation—2021 Summary Compensation Table.”

Non-employee director compensation is set by our Board of Directors at the recommendation of our compensation committee. In 2021, the compensation committee retained Radford, an AON Hewitt company, to assist in assessing our non-employee director compensation program and provide recommendations with respect to the compensation program.

Under our current director compensation program, we pay our non-employee directors a cash retainer for their service on the Board of Directors and for their service on each committee of which the director is a member. The chairs of each committee receive higher retainers for such service. These fees are payable in arrears in equal semi-annual installments not later than the 15th business day following the end of the second and fourth calendar quarters, provided that the amount of such payment will be prorated for any portion of such semi-annual period that the director is not serving on the Board, on such committee or in such position. The fees paid to non-employee directors for their service on the Board of Directors and for their service on each committee of the Board of Directors of which the director is a member are as follows:

Committee	Member Annual Fee	Chairperson Incremental Annual Fee
Board of Directors	$40,000	$35,000
Audit Committee	7,500	7,500
Clinical Committee	7,500	7,500
Compensation Committee	5,000	5,000
Nominating and Corporate Governance Committee	4,000	4,000

At the recommendation of Radford, our Board of Directors approved an increase to the annual cash retainer payable to our non-employee directors for their service on the Board of Directors from $35,000 to $40,000, effective as of June 16, 2021. We also reimburse our non-employee directors for reasonable out-of-pocket business expenses incurred in connection with the performance of their duties as directors, including travel expenses in connection with their attendance in person at our Board of Director and committee meetings.

In addition, under our current director compensation program, each new non-employee director elected to our Board of Directors receives an option (the “Initial Option”) to purchase 40,000 shares of our common stock under our 2020 Equity Incentive Plan (the “2020 Plan”). Each of these options vest in equal annual installments over a three-year period measured from the date of grant, subject to the director’s continued service as a director. Further, on the date of our annual meeting of stockholders, each non-employee director that has served on our Board of Directors for at least six months prior to such annual meeting receives an option (the “Annual Option”) to purchase 30,000 shares of our common stock under our 2020 Plan. Each of these options vest in full on the earlier to occur of the one-year anniversary of the grant date and immediately prior to our first annual meeting of stockholders occurring after the grant date, subject to the director’s continued service as a director. All options granted to our non-employee directors under our director compensation program will be issued at exercise prices equal to the fair market value of our common stock on the date of grant and will become exercisable in full in the event of a change in control.

This program is intended to provide compensation for our non-employee directors in a manner that enables us to attract and retain outstanding director candidates and reflects the substantial time commitment necessary to oversee our affairs. We also seek to align the interests of our directors and our stockholders, and we have chosen to do so by compensating our non-employee directors with a mix of cash and equity-based compensation.

The table below shows the compensation paid to our non-employee directors during 2021.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)		Total ($)
Ian Smith	72,726	2,648,930	(3)	2,721,656
Matthew Arnold (7)	19,445	—		19,445
Clare Kahn, Ph.D	38,048	367,545	(4)	405,593
Martin Freed, M.D., F.A.C.P.	56,726	213,278	(5)	270,004
Robert Huffines	37,726	101,378	(6)	139,104
Georgia Keresty, Ph.D, M.PH.	37,164	367,545	(4)	404,709
Adam Koppel, M.D., Ph.D.	62,726	101,378	(6)	164,104
Sukumar Nagendran, M.D.	45,226	101,378	(6)	146,604
Rajeev Shah	42,726	101,378	(6)	144,104
Adam Stone	50,726	101,378	(6)	152,104
Lynne Sullivan	56,726	101,378	(6)	158,104

(1)

The amount in this column represents the aggregate grant date fair value of the award as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the award reported in this column are set forth in Note 9 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021.

(2)

As of December 31, 2021, our non-employee directors held options to purchase shares of our common stock as follows: Mr. Smith: 419,000 shares; Mr. Arnold: 0 shares; Dr. Kahn 40,000; Dr. Freed: 55,000 shares; Mr. Huffines: 30,000; Dr. Keresty: 40,000 shares; Dr. Koppel: 30,000 shares; Dr. Nagendran: 30,000 shares; Mr. Shah: 30,000 shares; Mr. Stone: 30,000 shares; and Ms. Sullivan: 30,000 shares.

(3)	Consists of (i) an option to purchase 30,000 shares of our common stock granted on June 16, 2021 and (ii) an option to purchase 389,000 shares of our common stock granted on January 4, 2021.
(4)	Consists of an option to purchase 40,000 shares of our common stock granted on March 2, 2021.
(5)	Consists of (i) an option to purchase 25,000 shares of our common stock granted on April 27, 2021 and (ii) an option to purchase 30,000 shares of our common stock granted on June 16, 2021.
(6)	Consists of an option to purchase 30,000 shares of our common stock granted on June 16, 2021.
(7)	Mr. Arnold served as a director until June 16, 2021.

In respect of his services as Executive Chair of our Board, on January 3, 2022, we granted Mr. Smith an option to purchase 194,500 shares of our common stock and 97,250 restricted stock units.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF SOLID BIOSCIENCES INC.

The audit committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of our financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of our independent registered public accounting firm, (3) the performance of our internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the Board.

Management is responsible for the preparation of the Company’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2021. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and SEC. In addition, the audit committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited consolidated financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 that was filed with the SEC.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF SOLID BIOSCIENCES INC.

Lynne Sullivan, Chairperson

Georgia Keresty, Ph.D.

Adam Koppel, M.D., Ph.D.

EXECUTIVE OFFICERS

Set forth below are the names, ages and positions of our current executive officers and directors as of April 15, 2022.

Name	Age	Position(s) held
Ilan Ganot	48	Co-founder, President, Chief Executive Officer and Director
Erin Powers Brennan	51	Chief Legal Officer and Secretary
Stephen DiPalma	63	Interim Chief Financial Officer and Treasurer
Carl Morris, Ph.D.	52	Chief Scientific Officer
Joel Schneider, Ph.D.(1)	37	Chief Operating Officer

(1)	Dr. Schneider will resign as our Chief Operating Officer effective as of May 27, 2022.

Executive Officers

Ilan Ganot is one of our founders and has served as our Chief Executive Officer and as a member of our Board of Directors since our inception in 2013. Mr. Ganot has served as our President since June 2018. Previously, Mr. Ganot served as an investment banker at JPMorgan Chase & Co., a leading global financial services firm, from September 2011 to September 2013. From October 2008 to August 2011, Mr. Ganot served as a banker at Nomura Securities Co., Ltd., a securities and investment banking company, and from September 2003 to September 2008, at Lehman Brothers, a global financial services firm. Mr. Ganot received his M.B.A. from London Business School and holds law and business degrees from the Interdisciplinary Center in Herzliya, Israel. Mr. Ganot also practiced corporate law in Israel and was a Captain in the Israeli Defense Forces. He is qualified to serve on our Board of Directors because of his personal dedication to improving treatments available for Duchenne patients and his extensive leadership experience.

Erin Powers Brennan has served as our Chief Legal Officer and Secretary since March 2021. Prior to joining Solid, she served as Senior Vice President, General Counsel and Secretary at Covetrus Inc., a publicly traded, global animal health pharmacy, technology, and services company from 2019 to 2020 and previously the General Counsel, Vets First Choice from 2018 to 2019, before it merged with Covetrus. Previously, she was a partner at Morgan, Lewis & Bockius, where she worked from 2013 to 2018. Ms. Brennan holds a J.D. from Boston College Law School, an M.A. in Law and Diplomacy from The Tufts University Fletcher School, and a B.A. in Government and Latin American Studies from Scripps College.

Stephen DiPalma has served as our Interim Chief Financial Officer and Treasurer since January 2021. He is currently a managing director of Danforth Advisors, LLC, a financial consultancy firm that specializes in working with life sciences companies. Prior to, and during his tenure at Danforth, Mr. DiPalma has served as Chief Financial Officer to a number of public companies, in addition to many private companies in various stages of development. Immediately prior to joining Danforth in 2014, he served as Chief Financial Officer at Forum Pharmaceuticals from 2009 to 2014. He holds a Bachelor of Science from the University of Massachusetts and a masters degree in business administration from Babson College.

Carl Morris, Ph.D. has served as our Chief Scientific Officer since June 2017, and previously served as our Senior Vice President of Research and Development from September 2015 to June 2017. Prior to joining us, Dr. Morris held various leadership positions within Pfizer’s Rare Disease Research Unit from January 2010 to August 2015, including serving as a Senior Director, Director and Senior Principal Scientist. Prior to Pfizer, Dr. Morris held various positions within the Tissue Repair unit at Wyeth Pharmaceuticals, Inc., a pharmaceutical company acquired by Pfizer. Dr. Morris was an Assistant Professor at Boston University School of Medicine and a founding faculty member of the Muscle and Aging Research Unit. He is also co-founder and a member of the Board of Directors of Breed Nutrition Inc. Dr. Morris holds a B.A. in Biology from Franklin Pierce College and a Ph.D. in Physiology from UCLA.

Joel Schneider, Ph.D. has served as our Chief Operating Officer since March 2021. Prior to this role, Dr. Schneider served as the Chief Technology Officer and Head of Exploratory Research and Development from 2017 to 2021. Dr. Schneider also served as an Analyst from March 2014 to March 2015, a Director from March 2015 to January 2017 and our Vice President of Research and Development from January 2017 to June 2017. Prior to joining us, Dr. Schneider completed a postdoctoral fellowship at Harvard University in the Department of Stem Cell and Regenerative Biology from January 2013 to 2014. He holds a Ph.D. in Cell Biology and Molecular Medicine from Rutgers University and a B.A. in Biology from Brandeis University.

EXECUTIVE COMPENSATION

The following information describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers (the “Named Executive Officers”). The Named Executive Officers for the year ended December 31, 2021 are:

•	Ilan Ganot, our President and Chief Executive Officer;

•	Erin Powers Brennan, our Chief Legal Officer; and

•	Joel Schneider. Ph.D., our Chief Operating Officer.

2021 Summary Compensation Table

The following table contains information about the compensation paid to or earned by each of our Named Executive Officers for the years ended December 31, 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	All Other Compensation ($) (4)	Total ($)
Ilan Ganot, President and Chief Executive Officer	2021	551,100	187,925	—	2,544,780	10,004	3,293,809
	2020	535,000	294,250	246,370	405,382	—	1,481,002
Erin Powers Brennan, Chief Legal Officer (5)	2021	341,667	145,698	—	2,382,250	8,629	2,878,244
Joel Schneider, Ph.D., Chief Operating Officer(6)	2021	423,265	118,320	—	1,155,050	6,126	1,702,761

(1)	Except where noted otherwise, represents annual bonuses paid to the Named Executive Officers after the completion of each calendar year at the discretion of our Board of Directors.
(2)

The amount in this column represents the aggregate grant date fair value of the restricted stock unit award as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the award reported in this column are set forth in Note 9 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021.

(3)

The amount in this column represents the aggregate grant date fair value of the option award as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the award reported in this column are set forth in Note 9 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021.

(4)	All other compensation reflects a matching contribution under the Company’s 401(k) plan.
(5)

Ms. Brennan commenced employment with us on March 1, 2021. The salary reported reflects the pro rata portion of Ms. Brennan’s annualized salary of $410,000 that was earned during 2021. The bonus reported included a $50,000 signing bonus that Ms. Brennan received in connection with the commencement of her employment and the pro rata portion of her annual bonus that was earned during 2021.

(6)	Dr. Schneider will resign as our Chief Operating Officer effective as of May 27, 2022.

Narrative to Summary Compensation Table

Base Salary. In 2021, we paid Mr. Ganot an annualized base salary of $551,100 and Dr. Schneider an annualized base salary of $423,256. In connection with the commencement of Ms. Brennan’s employment in March 2021, our Board of Directors set Ms. Brennan’s annualized base salary of $410,000. For 2022, our Board of Directors increased the base salary amount for Mr. Ganot to $578,700, for Ms. Brennan to $430,500 and for Dr. Schneider to $460,900.

We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our Named Executive Officers. None of our Named Executive Officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

Annual Bonus. Our Board of Directors may, in its discretion, award bonuses to our Named Executive Officers from time to time. Our employment agreements with our Named Executive Officers provide that they will be eligible for annual performance-based bonuses up to a specified percentage of their salary, subject to approval by our Board of Directors. Performance-based bonuses, which are calculated as a percentage of base salary, are designed to motivate our employees to achieve annual goals based on our strategic, financial and operating performance objectives. From time to time, our Board of Directors has approved discretionary annual cash bonuses to our Named Executive Officers with respect to their prior year performance.

With respect to 2021, our Board of Directors awarded discretionary bonuses of $187,925, $145,698 and $118,320 to Mr. Ganot, Ms. Brennan and Dr. Schneider, respectively.

Our Board of Directors awarded a signing bonus of $50,000 to Ms. Brennan in connection with the commencement of her employment.

Equity Incentives. Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incents our executive officers to remain in our employment during the vesting period. Accordingly, our Board of Directors periodically reviews the equity incentive compensation of our Named Executive Officers and from time to time may grant equity incentive awards to them in the form of stock options or restricted stock units.

In January 2021, we granted options to purchase 438,000 shares of our common stock to Mr. Ganot and 175,000 shares of our common stock to Dr. Schneider. These options vest in equal annual installments over a term of four years from the date of grant.

In March 2021, we granted options to purchase 325,000 shares of our common stock to Ms. Brennan and 15,000 shares of our common stock to Dr. Schneider. These options vest in equal annual installments over a term of four years from the date of grant.

In January 2022, we granted options to purchase 466,000 shares of our common stock and restricted stock units with respect to 233,000 shares of our common stock to Mr. Ganot, options to purchase 127,000 shares of our common stock and restricted stock units with respect to 63,000 shares of our common stock to Ms. Brennan, and options to purchase 180,000 shares of our common stock and restricted stock units with respect to 90,000 shares of our common stock to Dr. Schneider. The options and restricted stock units vest in equal annual installments over a term of four years from the date of grant.

In January 2022, we also granted restricted stock units with respect to 81,250 shares of our common stock to Ms. Brennan. The restricted stock units vest on the second anniversary of the grant date.

Our employees and executives are eligible to receive stock options and other stock-based awards pursuant to our 2020 Plan.

We use stock options and/or restricted stock units to compensate our executive officers in the form of initial grants in connection with the commencement of employment and also at various times, often but not necessarily annually, if we have performed as expected or better than expected. None of our executive officers is currently party to an employment agreement that provides for automatic award of stock options or restricted stock units. We have granted stock options to our executive officers with time-based vesting. The options and restricted stock units that we have granted to our executive officers typically become exercisable as to 25% of the shares underlying the option on the first anniversary of the grant date and as to an additional 25% of the original number of shares underlying the option annually thereafter. Vesting rights cease upon termination of employment and exercise rights cease shortly after termination, except that vesting is fully accelerated upon certain terminations in connection with a change of control and exercisability is extended in the case of death or disability. Prior to the exercise of an option or the vesting of a restricted stock unit, the holder has no rights as a stockholder with respect to the shares subject to such option or with respect to the restricted stock units, including no voting rights and no right to receive dividends or dividend equivalents.

The exercise price of all stock options granted after the closing of our initial public offering is equal to the fair market value of shares of our common stock on the date of grant, which is determined by reference to the closing market price of our common stock on the date of grant.

Employment Agreements

We have entered into employment agreements with each of our Named Executive Officers. The employment agreements set forth the terms of the Named Executive Officers’ compensation, including their base salary, and annual performance bonus opportunity. In addition, the employment agreements provide that, subject to eligibility requirements under the plan documents governing such programs and our policies, the Named Executive Officers are entitled, on the same basis as our other employees, to participate in and receive benefits under, any medical, vision and dental insurance policy maintained by us and we will pay, consistent with our then-current employee benefit policy, a portion of the cost of the premiums for any such insurance policy in which the Named Executive Officer elects to participate. Each Named Executive Officer will also be eligible to receive paid vacation time, sick time, and Company holidays consistent with our policies as then in effect from time to time and equity awards at such times and on such terms and conditions as the Board of Directors may determine. Each Named Executive Officer’s employment is at will.

Employment Agreement with Ilan Ganot

On January 25, 2019, we entered into an employment agreement with Mr. Ganot, our President and Chief Executive Officer, which employment agreement amended and restated the terms of his existing agreement (with the exception of the restrictive covenant provisions contained therein).

Pursuant to his employment agreement, Mr. Ganot is being paid a salary of $578,700 for 2022, which base salary will be reviewed by the Board of Directors from time to time and is subject to change in the discretion of the Board of Directors. Mr. Ganot is also eligible to earn an annual performance bonus, with a target bonus amount equal to up to 55% of his base salary, based upon the Board’s assessment of his performance and the Company’s attainment of targeted goals as set by the Board in its sole discretion. The bonus may be in the form of cash, equity award(s), or a combination of cash and equity.

Mr. Ganot is bound by proprietary rights, non-disclosure, developments, non-competition and non-solicitation obligations pursuant to the restrictive covenants in his existing employment agreement, which provisions remain in full force and effect. Under these restrictive covenants, he has agreed not to compete with us during his employment and for a period of one year after the termination of his employment (provided that he is not restricted from promoting treatments for, or endeavoring to cure, Duchenne), not to solicit our employees, consultants, or actual or prospective customers or business relations during his employment and for a period of one year after the termination of his employment, and to protect our confidential and proprietary information indefinitely.

Mr. Ganot’s employment agreement and his employment may be terminated: (1) upon his death or at our election due to his “disability”; (2) at our election, with or without “cause”; and (3) at his election, with or without “good reason” (as such terms are defined in his employment agreement).

In the event of the termination of Mr. Ganot’s employment by us without cause, or by Mr. Ganot for good reason, prior to or more than twelve months following a “change in control” (as defined in his employment agreement), Mr. Ganot is entitled to receive his base salary that has accrued and to which he is entitled as of the termination date, to the extent consistent with Company policy, accrued but unused paid time off through and including the termination date, unreimbursed business expenses for which expenses he has timely submitted appropriate documentation, and other amounts or benefits to which he is entitled in accordance with the terms of the benefit plans then-sponsored by us, which we refer to collectively as the Ganot Accrued Obligations. In addition, subject to his execution and nonrevocation of a release of claims in our favor, Mr. Ganot is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of 12 months and (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following his date of termination.

In the event of the termination of Mr. Ganot’s employment by us without cause, or by Mr. Ganot for good reason, within twelve months following a change in control, he is entitled to receive the Ganot Accrued Obligations. In addition, subject to his execution and nonrevocation of a release of claims in our favor, he is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of 18 months, (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 18 months following his date of termination, (3) a lump sum payment equal to 150% of his target bonus for the year in which his employment is terminated or, if higher, his target bonus immediately prior to the change in control and (4) full vesting acceleration of any then-unvested equity awards that vest based solely based on the passage of time held by Mr. Ganot, such that any such equity awards held by him become fully exercisable or non-forfeitable as of the termination date.

If Mr. Ganot’s employment is terminated for any other reason, including as a result of his death or disability, for cause, or voluntarily by him without good reason, our obligations under the employment agreement cease immediately, and he is only entitled to receive the Ganot Accrued Obligations.

Employment Agreement with Erin Powers Brennan

On March 1, 2021, we entered into an employment agreement with Ms. Brennan, our Chief Legal Officer.

Pursuant to her employment agreement, Ms. Brennan is being paid an annual base salary of $430,500 for 2022, which base salary will be reviewed by the Board of Directors from time to time and is subject to change in the discretion of the Board of Directors. Ms. Brennan is also eligible to earn an annual performance bonus, with a target bonus amount equal to up to 40% of her base salary, based upon the Board’s assessment of her performance and the Company’s attainment of targeted goals as set by the Board in its sole discretion. The bonus may be in the form of cash, equity award(s), or a combination of cash and equity.

Ms. Brennan is bound by proprietary rights, non-disclosure, developments, non-competition and non-solicitation obligations pursuant to the employment agreement. Under these restrictive covenants, she has agreed not to compete with us during her employment and for a period of one year after the termination of her employment, not to solicit our employees, consultants, or actual or prospective customers or business relations during her employment and for a period of one year after the termination of her employment, and to protect our confidential and proprietary information indefinitely.

Ms. Brennan’s employment agreement and her employment may be terminated: (1) upon her death or at our election due to her “disability”; (2) at our election, with or without “cause”; and (3) at her election, with or without “good reason” (as such terms are defined in her employment agreement).

In the event of the termination of Ms. Brennan’s employment by us without cause, or by Ms. Brennan for good reason, prior to or more than twelve months following a “change in control” (as defined in her employment agreement), Ms. Brennan is entitled to receive her base salary that has accrued and to which she is entitled as of the termination date, to the extent consistent with Company policy, accrued but unused paid time off through and including the termination date, unreimbursed business expenses for which expenses she has timely submitted appropriate documentation, and other amounts or benefits to which she is entitled in accordance with the terms of the benefit plans then-sponsored by us, which we refer to collectively as the Brennan Accrued Obligations. In addition, subject to her execution and nonrevocation of a release of claims in our favor, Ms. Brennan is entitled to (1) continued payment of her base salary, in accordance with our regular payroll procedures, for a period of 12 months and (2) provided she is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following her date of termination.

In the event of the termination of Ms. Brennan’s employment by us without cause, or by Ms. Brennan for good reason, within twelve months following a change in control, she is entitled to receive the Brennan Accrued Obligations. In addition, subject to her execution and nonrevocation of a release of claims in our favor, she is entitled to (1) continued payment of her base salary, in accordance with our regular payroll procedures, for a period of 12 months, (2) provided she is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following her date of termination, (3) a lump sum payment equal to 100% of her target bonus for the year in which her employment is terminated or, if higher, her target bonus immediately prior to the change in control and (4) full vesting acceleration of any then-unvested equity awards that vest based solely based on the passage of time held by Ms. Brennan, such that any such equity awards held by her become fully exercisable or non-forfeitable as of the termination date.

If Ms. Brennan’s employment is terminated for any other reason, including as a result of her death or disability, for cause, or voluntarily by her without good reason, our obligations under the employment agreement cease immediately, and she is only entitled to receive the Brennan Accrued Obligations

Employment Agreement with Joel Schneider

On January 25, 2019, we entered into an employment agreement with Dr. Schneider, our Chief Operating Officer, which employment agreement amended and restated the terms of his existing agreement (with the exception of the restrictive covenant provisions contained therein).

Pursuant to his employment agreement, Dr. Schneider is being paid an annual base salary of $460,900 for 2022, which base salary will be reviewed by the Board of Directors from time to time and is subject to change in the discretion of the Board of Directors. Dr. Schneider is also eligible to earn an annual performance bonus, with a target bonus amount equal to up to 40% of his base salary, based upon the Board’s assessment of his performance and the Company’s attainment of targeted goals as set by the Board in its sole discretion. The bonus may be in the form of cash, equity award(s), or a combination of cash and equity.

Dr. Schneider is bound by proprietary rights, non-disclosure, developments, non-competition and non-solicitation obligations pursuant to the restrictive covenants in his existing employment agreement, which provisions remain in full force and effect. Under these restrictive covenants, he has agreed not to compete with us during his employment and for a period of one year after the termination of his employment, not to solicit our employees, consultants, or actual or prospective customers or business relations during his employment and for a period of one year after the termination of his employment, and to protect our confidential and proprietary information indefinitely.

Dr. Schneider’s employment agreement and his employment may be terminated: (1) upon his death or at our election due to his “disability”; (2) at our election, with or without “cause”; and (3) at his election, with or without “good reason” (as such terms are defined in his employment agreement).

In the event of the termination of Dr. Schneider’s employment by us without cause, or by Dr. Schneider for good reason, prior to or more than twelve months following a “change in control” (as defined in his employment agreement), Dr. Morris is entitled to receive his base salary that has accrued and to which he is entitled as of the termination date, to the extent consistent with Company policy, accrued but unused paid time off through and including the termination date, unreimbursed business expenses for which expenses he has timely submitted appropriate documentation, and other amounts or benefits to which he is entitled in accordance with the terms of the benefit plans then-sponsored by us, which we refer to collectively as the Schneider Accrued Obligations. In addition, subject to his execution and nonrevocation of a release of claims in our favor, Dr. Schneider is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of 12 months and (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following his date of termination.

In the event of the termination of Dr. Schneider’s employment by us without cause, or by Dr. Schneider for good reason, within twelve months following a change in control, he is entitled to receive the Morris Accrued Obligations. In addition, subject to his execution and nonrevocation of a release of claims in our favor, he is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of 12 months, (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following his date of termination, (3) a lump sum payment equal to 100% of his target bonus for the year in which his employment is terminated or, if higher, his target bonus immediately prior to the change in control and (4) full vesting acceleration of any then-unvested equity awards that vest based solely based on the passage of time held by Dr. Schneider, such that any such equity awards held by him become fully exercisable or non-forfeitable as of the termination date.

If Dr. Schneider’s employment is terminated for any other reason, including as a result of his death or disability, for cause, or voluntarily by him without good reason, our obligations under the employment agreement cease immediately, and he is only entitled to receive the Schneider Accrued Obligations.

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table sets forth information regarding equity awards held by our Named Executive Officers as of December 31, 2021.

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)		Market value of shares of stock that have not vested ($) (10)
Ilan Ganot	144,750	(1)	48,250	(1)	37.89	July 25, 2028
	77,500	(2)	77,500	(2)	22.93	January 23, 2029
	35,500	(4)	106,500	(4)	3.47	January 27, 2030
	—	(5)	438,000	(5)	6.80	January 25, 2031
Erin Powers Brennan	—	(6)	325,000	(6)	8.52	March 1, 2031
Joel Schneider, Ph.D	79,257	(3)	26,420	(3)	26.23	February 14, 2028
	30,000	(2)	30,000	(2)	22.93	January 23, 2029
	11,750	(4)	35,250	(4)	3.47	January 27, 2030
	—	(5)	175,000	(5)	6.80	January 25, 2031
	—	(7)	15,000	(7)	10.72	March 2, 2031
							37,500	(8)	65,625
							37,500	(9)	65,625

(1)	This option was granted on July 25, 2018 under the 2018 Plan and is subject to vesting in equal annual installments over four years from the vesting start date through and including July 25, 2022.
(2)

This option was granted on January 23, 2019 under the 2018 Plan and is subject to vesting in equal annual installments over four years from the vesting start date through and including January 23, 2023.

(3)

This option was granted on February 14, 2018 under the 2018 Plan and is subject to vesting in equal annual installments over four years from the vesting start date through and including February 14, 2022.

(4)

This option was granted on January 27, 2020 under the 2018 Plan and is subject to vesting in equal annual installments over four years from the vesting start date through and including January 27, 2024.

(5)

This option was granted on January 25, 2021 under the 2020 Plan and is subject to vesting in equal annual installments over four years from the vesting start date through and including January 27, 2025.

(6)

This option was granted on March 1, 2021, when Ms. Brennan was hired as Chief Legal Officer. It was an inducement grant and is subject to vesting in equal annual installments over four years from the vesting start date through and including March 1, 2025.

(7)

This option was granted on March 2, 2021, when Dr. Schneider was promoted to Chief Operating Officer, under the 2020 Plan and is subject to vesting in equal annual installments over four years from the vesting start date through and including March 2, 2025.

(8)	Consists of restricted stock units granted under our 2020 Plan. The grant was made on March 11, 2020 and vests on March 11, 2022.
(9)	Consists of restricted stock units granted under our 2020. The grant was made on June 16, 2020 and will vest on March 11, 2022.
(10)	Based on the $1.75 closing sale price of our common stock on December 31, 2021 as reported by the Nasdaq Global Select Market.

On January 27, 2022, we granted a stock option to Mr. Ganot, Ms. Brennan and Dr. Schneider for the right to buy 466,000, 127,000 and 180,000 shares of our common stock, respectively. The options have an exercise price of $1.13 per share, vest in four equal annual installments beginning on January 27, 2023 and expire on January 27, 2032. On January 27, 2022, we granted RSUs to Mr. Ganot, Ms. Brennan and Dr. Schneider for the right to common shares of 233,000, 63,000 and 90,000 shares of our common stock, respectively. These RSUs vest in four equal annual installments beginning on January 27, 2023.

On January 27, 2022, we also granted RSUs to Ms. Brennan for the right to common shares of 81,250 of our common stock. These RSUs vest on the second anniversary of the grant date.

401(k) Retirement Plan.

We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). In general, all of our employees are eligible to participate, beginning on the first day of the month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $19,500 in 2020, and have the amount of the reduction contributed to the 401(k) plan. Participants over the age of 50 are entitled to an additional catch-up contribution up to the statutorily prescribed limit, equal to $6,500 in 2020. Effective June 1, 2021, we implemented a matching policy under which we match 60% of an employee’s contributions to the 401(k) plan, up to a maximum of 6% of the employee’s base salary and bonus paid during the year.

Rule 10b5-1 Sales Plans

Certain of our directors and executive officers have adopted, and may in the future adopt, written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. It also is possible that the director or officer could amend or terminate the plan when not in possession of material, nonpublic information. In addition, our directors and executive officers may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information about our equity compensation plans as of December 31, 2021. As of December 31, 2021, we had three equity compensation plans, our 2018 Plan, our 2020 Plan and our 2021 Employee Stock Purchase Plan, each of which was approved by our stockholders. We have also made inducement awards to certain new hires, which awards were not approved by our stockholders.

Plan Category	(a) Number of securities to be issued upon the exercise of outstanding options, warrants and rights		(b) Weighted- average exercise price of outstanding options, warrants and rights (2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	5,605,330	(1)	$9.86	8,557,152
Equity compensation plans not approved by security holders	917,000	(3)	5.39	—
Total	6,522,330		$9.23	8,557,152

(1)	Reflects shares issuable upon exercise of options and settlement of RSUs.
(2)	The weighted-average exercise price does not include RSUs, which have no exercise price.
(3)

Represents inducement stock option and restricted stock unit awards granted to employees in accordance with Nasdaq Listing Rule 5635(c)(4), with an exercise price equal to the closing price of our common stock on the date of grant, for inducement stock option awards, and each inducement award vesting over four years in equal annual installments from the applicable employee’s new hire date.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of April 11, 2022 by (i) each person whom we know to beneficially own more than 5% of our outstanding common stock (each, a “5% stockholder”), (ii) each director, (iii) each Named Executive Officer and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the address of each executive officer and director is c/o Solid Biosciences Inc., 141 Portland Street, Fifth Floor, Cambridge, MA 02139, or after June 1, 2022, c/o Solid Biosciences Inc., 500 Rutherford Avenue, Charlestown, MA 02129.

The number of shares of common stock “beneficially owned” by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of shares of our common stock includes (1) any shares as to which the person or entity has sole or shared voting power or investment power and (2) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after April 11, 2022. The percentage of beneficial ownership in the table below is based on 112,811,867 shares of common stock deemed to be outstanding as of April 11, 2022.

Unless otherwise indicated below, and subject to community property laws where applicable, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Perceptive Life Sciences Master Fund LTD (1)	13,412,552	11.89%
Entities affiliated with RA Capital Management, L.P. (2)	12,367,873	10.96%
EcoR1 Capital, LLC (3)	9,202,702	8.16%
BCLS SB Investco, LP (4)	7,929,918	7.03%
Ultragenyx Pharmaceutical Inc. (5)	7,825,797	6.94%
Suvretta Capital Management, LLC (6)	6,287,193	5.57%
BlackRock, Inc. (7)	6,253,209	5.54%
Named Executive Officers and Directors:
Ilan Ganot (8)	1,941,547	1.71%
Erin Powers Brennan (9)	81,250	*
Joel Schneider, Ph.D. (10)	457,947	*
Ian Smith (11)	1,018,872	*
Martin Freed, M.D., F.A.C.P. (12)	148,763	*
Robert Huffines (13)	50,000	*
Clare Kahn (14)	13,333	*
Georgia Keresty (15)	13,333	*
Adam Koppel, M.D., Ph.D. (16)	60,000	*
Sukumar Nagendran, M.D. (17)	104,258	*
Rajeev Shah (18)	12,417,873	11.00%
Adam Stone (19)	50,000	*
Lynne Sullivan (20)	50,000	*
All current directors and executive officers as a group (15 persons) (21)	17,008,493	14.79%

*	Less than one percent.

(1)

Consists of shares held by Perceptive Life Sciences Master Fund LTD (the “Master Fund”). Perceptive Advisors LLC is the investment manager to Master Fund and may be deemed to beneficially own the securities directly held by the Master Fund. Joseph Edelman is the managing member of Perceptive Advisors LLC. Perceptive Advisors LLC and Mr. Edelman may be deemed to beneficially own the shares held by the Master Fund. The address of Perceptive is 51 Astor Place, 10th Floor, New York, NY 10003. Perceptive reports that it holds shared voting power and shared dispositive power with respect to all shares held by it. Based on information set forth in a Schedule 13D/A filed with the SEC on March 23, 2021.

(2)

Consists of 12,367,873 shares held by RA Capital Healthcare Fund, L.P. (“RA Capital Fund”). RA Capital Management, L.P. (“RA Capital”) is the investment manager for RA Capital Fund. The general partner of RA Capital is RA Capital Management GP, LLC, of which Dr. Peter Kolchinsky and Mr. Rajeev Shah are the managing members. Rajeev Shah is a member of our Board of Directors. RA Capital, RA Capital Management GP, LLC, Dr. Kolchinsky and Mr. Shah may be deemed to have voting and investment power over the shares held of record by RA Capital Fund. RA Capital, RA Capital Management GP, LLC, Dr. Kolchinsky and Mr. Shah expressly disclaim beneficial ownership over all shares held by RA Capital Fund, except to the extent of their pecuniary interest therein. The address for each of RA Capital Fund and RA Capital is c/o 200 Berkeley Street, 18th Floor, Boston, MA 02116. Based on information set forth in a Schedule 13D/A filed with the SEC on March 25, 2021.

(3)

Consists of (a) 832,795 shares held by EcoR1 Capital, LLC (“EcoR1”) and (b) 8,369,907 shares held by EcoR1 Capital Fund Qualified, L.P. (“Qualified Fund”), where EcoR1 and Oleg Nodelman hold shared voting power and shared dispositive power. The address of EcoR1, the Qualified Fund and Oleg Nodelman is 357 Tehama Street #3, San Francisco, CA 94103. Based on information set forth in a Schedule 13G/A field with the SEC on February 14, 2022.

(4)

Consists of shares held by BCLS SB Investco, LP. (“BCLS”). Bain Capital Life Sciences Investors, LLC is the ultimate general partner of BCLS. As a result, Bain Capital Life Sciences Investors, LLC may be deemed to share voting and dispositive power with respect to the shares held by BCLS. The address of BCLS SB Investco, LP is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, Massachusetts 02116. Based on information set forth in a Schedule 13D/A filed with the SEC on March 25, 2021.

(5)	Consists of shares held by Ultragenyx Pharmaceuticals, Inc. with principal executive offices located at 60 Leveroni Court, Novato, California 94949.
(6)

Consists of 6,287,193 shares held by Suvretta Capital Management, LLC (“Suvretta”), where Suvretta, Averill Master Fund, Ltd. (“Averill”) and Aaron Cowen hold shared voting power and shared dispositive power. The address of Suvretta and Aaron Cowen is 540 Madison Avenue, 7th Floor, New York, New York 10022 and the address of Averilll is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands. Based on information set forth in a Schedule 13G/A field with the SEC on February 11, 2022.

(7)

Consists of 6,253,209 shares held by BlackRock, Inc. (“BlackRock”), where BlackRock holds sole voting power of 6,079,293. The address of BlackRock is 55 East 52nd Street, New York, New York 10055. Based on information set forth in a Schedule 13G/A field with the SEC on February 4, 2022.

(8)

Consists of (a) 1,141,462 shares held by Mr. Ganot as an individual, (b) 60,631 shares held by Mr. Ganot and Ms. Ganot as joint tenants with right of survivorship, (c) 290,914 shares held by Mr. Adam Ganot and Ms. Ganot, as trustees for the Ilan Ganot 2017 Irrevocable Trust, (d) 441,500 shares of common stock underlying options held by Mr. Ganot that are exercisable as of April 11, 2022 or will become exercisable within 60 days after such date, (e) 2,518 shares held by Ms. Ganot and (f) 4,522 shares of common stock underlying options held by Ms. Ganot that are exercisable as of April 11, 2022 or will become exercisable within 60 days after such date.

(9)	Consists of 81,125 shares of common stock underlying options held by Ms. Brennan that are exercisable as of April 11, 2022 or will become exercisable within 60 days after such date.
(10)

Consists of (a) 236,270 shares of common stock owned by Mr. Schneider and (b) 221,677 shares of common stock underlying options held by Mr. Schneider that are exercisable as of April 11, 2022 or will become exercisable within 60 days after such date.

(11)

Consists of (a) 294,583 shares of common stock owned by Mr. Smith and (b) 724,289 shares of common stock underlying options held by Mr. Smith that are exercisable April 11, 2022 or will become exercisable within 60 days after such date.

(12)

Consists of (a) 53,763 shares of common stock owned by Dr. Freed and (b) 95,000 shares of common stock underlying options held by Dr. Freed that are exercisable as of April 11, 2022 or will become exercisable within 60 days after such date.

(13)	Consists of 50,000 shares of common stock underlying options held by Mr. Huffines that are exercisable as of April 11, 2022 or will become exercisable within 60 days after such date.
(14)	Consists of 13,333 shares of common stock underlying options held by Ms. Kahn that are exercisable as of April 11, 2022 or will become exercisable within 60 days after such date.
(15)	Consists of 13,333 shares of common stock underlying options held by Ms. Keresty that are exercisable as of April 11, 2022 or will become exercisable within 60 days after such date.
(16)

Consists of 60,000 shares of common stock underlying options held by Dr. Koppel that are exercisable as of April 11, 2022 or will become exercisable within 60 days after such date. Does not include shares of common stock held by BCLS. Dr. Koppel is a Managing Director of Bain Capital Life Sciences Investors, LLC. As a result, by virtue of the relationships described in footnote 4 above, Dr. Koppel may be deemed to share beneficial ownership of such securities held by BCLS. Dr. Koppel’s address is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, Massachusetts 02116.

(17)

Consists of (a) 34,258 shares of common stock owned by Dr. Nagendran and (b) 70,000 shares of common stock underlying options held by Dr. Nagendran that are exercisable as of April 11, 2022 or will become exercisable within 60 days after such date.

(18)

Consists of shares held by RA Capital Fund as described in Footnote (2) above. Mr. Shah disclaims beneficial ownership of all shares held by RA Capital Fund, except to the extent of his pecuniary interest therein. The address for each of RA Capital Fund and RA Capital is c/o 200 Berkeley Street, 18th Floor, Boston, MA 02116. Entities affiliated with RA Capital report that they hold shared voting power and shared dispositive power with respect to all shares held by them. In addition, the amount consists of 50,000 shares of common stock underlying options held by Mr. Shah for the benefit of RA Capital that are exercisable as of April 11, 2022 or will become exercisable within 60 days after such date.

(19)

Mr. Stone is Chief Investment Officer of Perceptive Advisors LLC. Mr. Stone disclaims beneficial ownership of the shares held by Perceptive. The address of Mr. Stone is 51 Astor Place, 10th Floor, New York, NY 10003. In addition, the amount consists of 50,000 shares of common stock underlying options held by Mr. Stone that are exercisable as of April 11, 2022 or will become exercisable within 60 days after such date.

(20)	Consists of 50,000 shares of common stock underlying options held by Ms. Sullivan that are exercisable as of April 11, 2022 or will become exercisable within 60 days after such date.
(21)

Includes (1) 2,241,012 shares of common stock underlying options that are exercisable as of April 11, 2022 or will become exercisable within 60 days after such date and (2) a warrant to purchase 30,000 shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policy for Approval of Related-Person Transactions

We have adopted a written related-person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related-person transaction,” the related person must report the proposed related-person transaction to our general counsel. The policy calls for the proposed related-person transaction to be reviewed by and if deemed appropriate approved by, the audit committee of our Board of Directors. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review and, in its discretion, may ratify the related-person transaction. The policy also permits the chair of the audit committee to review, and if deemed appropriate approve, proposed related-person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related-person transactions that are ongoing in nature will be reviewed annually.

A related-person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related-person transaction;

•	the approximate dollar amount involved in the related-person transaction;

•	the approximate dollar amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the related-person transaction; and

•

any other information regarding the related-person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is not inconsistent with our best interests. The audit committee may impose any conditions on the related-person transaction that it deems appropriate.

The policy provides that transactions involving compensation of executive officers will be reviewed and approved by the compensation committee of our Board of Directors in the manner specified in its charter.

Related-Person Transactions

In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Non-Employee Director Compensation,” we describe transactions since January 1, 2020 to which we have been or will be a participant, in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of our total assets at year end for each of the last two completed fiscal years and in which any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Amended and Restated Registration Rights Agreement

We are party to an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), dated March 29, 2017, with certain of our stockholders (the “Investors”), which includes holders of more than 5% of our voting securities and entities affiliated with certain of our directors. The Registration Rights Agreement provides the Investors the right, subject to certain conditions, to demand that we file a registration statement or to request that their shares be covered by a registration statement that we are otherwise filing.

Private Placement

On December 15, 2020, we entered into a definitive agreement with respect to the private placement of 24,324,320 shares of our common stock at a price per share of $3.70. We completed this private placement on December 15, 2020, resulting in approximately $90.0 million in gross proceeds to us, before deducting offering costs of $3.8 million. The number of shares that each of our directors, executive officers and holders of more than 5% of our voting securities purchased and the aggregate purchase price paid for such shares is set forth in the table below.

Name(1)	Number of Shares of Common Stock Purchased	Purchase Price
RA Capital Healthcare Fund, L.P.	4,938,282	$18,271,643
Perceptive Life Sciences Master Fund, Ltd	4,054,054	$1,728,355
BCLS SB Investco, LP	3,189,189	$15,000,000
Boxer Capital, LLC	2,702,702	$11,799,999
EcoR1 Capital Fund Qualified, L.P.	2,281,080	$1,560,001
Blackwell Partners LLC—Series A	467,123	$8,439,996
Matthew Arnold	432,432	$9,999,997
EcoR1 Capital Fund, L.P.	421,622	$1,599,998
Ian Smith	270,270	$999,999
Ilan Ganot	27,027	$100,000

(1)	See “Principal Stockholders” above for more information about the shares held by the below identified entities and individuals.

Public Offering

In March 2021, we issued and sold 25,000,000 shares of our common stock, including the full exercise by the underwriters of an option to purchase additional shares of common stock, at a price per share of $5.75 in a follow-on public offering. We received net proceeds of approximately $134.9 million, after deducting underwriter discounts and commissions and offering expenses. The number of shares that each of our directors, executive officers and holders of more than 5% of our voting securities purchased and the aggregate purchase price paid for such shares is set forth in the table below.

Name (1)	Number of Shares of Common Stock Purchased	Purchase Price
RA Capital Healthcare Fund, L.P.	2,206,685	$12,688,439
Blackwell Partners LLC—Series A	184,619	$1,061,559
Perceptive Life Sciences Master Fund, Ltd	2,608,695	$14,999,996
BCLS SB Investco, LP	869,565	$4,999,999

(1)	See “Principal Stockholders” above for more information about the shares held by the below identified entities.

Ultragenyx Collaboration Agreement

In October 2020, we entered into a collaboration and license agreement (the “Collaboration Agreement”), with Ultragenyx Pharmaceutical Inc. (“Ultragenyx”) pursuant to which we granted Ultragenyx an exclusive worldwide license under certain intellectual property rights controlled by us. In connection with the execution of the Collaboration Agreement, we also entered into a stock purchase agreement with Ultragenyx, pursuant to which we issued and sold 7,825,797 shares of our common stock to Ultragenyx for an aggregate purchase price of approximately $40 million, resulting in Ultragenyx becoming a holder of more than 5% of our outstanding common stock.

Other Arrangements

We employ Annie Ganot, one of our Co-Founders and the wife of Ilan Ganot, as Vice President, Patient Advocacy. Mr. Ganot is our CEO and a member of our Board of Directors. Ms. Ganot receives an annual salary and bonus payments of less than $251,000 in the aggregate.

In respect of his services as a consultant to us for the year ending December 31, 2020, (i) on January 2, 2020, we granted Andrey Zarur, a former member of our Board, an option to purchase 10,000 shares of our common stock, and (ii) we paid him $58,000.

In connection with the termination of his employment, we entered into a consulting agreement with Jorge Quiroz, M.D., our former Chief Medical Officer, effective as of January 15, 2020, pursuant to which Dr. Quiroz assisted with the transition of his duties to our executive management team. Dr. Quiroz was compensated at a rate of $500 per hour for his services under the consulting agreement. The term of the consulting agreement continued until July 15, 2020.

In connection with the termination of his employment, we entered into a consulting agreement with Alvaro Amorrortu, our former Chief Operating Officer, effective as of January 15, 2020, pursuant to which Mr. Amorrortu assisted with the transition of his duties to our executive management team. Mr. Amorrortu was compensated at a rate of $500 per hour for his services under the consulting agreement. The term of the consulting agreement continued until July 15, 2020.

In respect of his services as a consultant to us for the year ended December 31, 2020, (i) on February 10, 2020, we granted Mr. Smith an option to purchase 60,000 shares of our common stock and (ii) on June 16, 2020, we granted Mr. Smith an option to purchase 200,000 shares of our common stock. In respect of his services as a consultant to us for the year ending December 31, 2021, on January 4, 2021, we granted Mr. Smith an option to purchase 389,000 shares of our common stock. In respect of his services as a consultant to us for the year ended December 31, 2021, on January 4, 2021, we granted Mr. Smith an option to purchase 389,000 shares of our common stock.

In November 2020, we entered into a consulting agreement with Danforth Advisors, LLC (“Danforth”), an affiliate of Stephen DiPalma, our interim chief financial officer. Pursuant to the consulting agreement, Danforth provides us with the chief financial officer services of Mr. DiPalma, and other services, including financial planning, offering support and accounting services, in exchange for fees payable to Danforth based on hourly rates. We have paid Danforth approximately $0.9 million to date. In accordance with the consulting agreement, in November 2020, we issued to Danforth a warrant to purchase 30,000 shares of our common stock at an exercise price per share of $3.29. The consulting agreement may be terminated by either party without cause upon 60 days’ prior written notice to the other party and with cause upon 30 days’ prior written notice to the other party.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements require us, among other things, to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such persons in any action or proceeding, including any action by or in our right, on account of any services undertaken by any such person on behalf of our company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Delaware law.

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022

Stockholders are being asked to ratify the appointment by the audit committee of the Board of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022. PricewaterhouseCoopers LLP has served as the company’s independent registered public accounting firm since 2017.

The audit committee is solely responsible for selecting the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Stockholder approval is not required to appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Board believes that submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification is good corporate governance. If stockholders do not ratify this appointment, the audit committee will reconsider whether to retain PricewaterhouseCoopers LLP. If the selection of PricewaterhouseCoopers LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its stockholders.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

Audit Fees and Services

The following table represents aggregate fees billed to us by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2021 and 2020:

	2021	2020
Audit fees	$740,000	$690,000
Audit-related fees	—	—
Tax fees	51,095	36,290
All other fees	2,756	2,756

Total	$793,851	$729,046

The services rendered by PricewaterhouseCoopers LLP in connection with the fees presented above were as follows:

Audit Fees

Audit fees consist of fees billed for professional services for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements, and related services that are normally provided in connection with registration statements.

Audit-Related Fees

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements.

Tax Fees

Tax fees consist of fees for professional services related to tax compliance and consultations.

All Other Fees

All other fees include license fees for web-based accounting research tools.

Pre-approval Policies

The audit committee has not adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm and, consequently, all audit and non-audit services are pre-approved by the whole audit committee or the chair of the audit committee. All fees for the fiscal years ended December 31, 2021 and 2020 were so pre-approved.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3—APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AND, IN CONNECTION THEREWITH, TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK ON A BASIS PROPORTIONAL TO THE REVERSE STOCK SPLIT RATIO

General

On April 14, 2022, our Board of Directors unanimously approved, subject to stockholder approval, a certificate of amendment to our certificate of incorporation to effect a reverse stock split of our outstanding common stock by combining outstanding shares of common stock into a lesser number of outstanding shares of common stock at a ratio of not less than 1-for-5 and not more than 1-for-15 at any time prior to our 2023 annual meeting of stockholders, with the exact ratio to be set within this range by our Board of Directors at its sole discretion and, in connection therewith, to decrease the number of authorized shares of our common stock on a basis proportional to the reverse stock split ratio (the “Reverse Stock Split”). In its sole discretion, the Board of Directors may alternatively elect to abandon such proposed certificate of amendment and not effect the Reverse Stock Split approved by stockholders. Upon the effectiveness of the certificate of amendment to our certificate of incorporation effecting the Reverse Stock Split, (a) the outstanding shares of our common stock will be reclassified and combined into a lesser number of shares such that one share of our common stock will be issued for a specified number of shares in accordance with the ratio for the Reverse Stock Split selected by our Board of Directors and (b) the number of authorized shares of our common stock will be decreased on a basis proportional to the reverse stock split ratio, provided that if the Authorized Shares Proposal is approved and implemented, which is subject to the approval and implementation of this proposal, the number of authorized shares of our common stock would, following the implementation of the Reverse Stock Split and proportional decrease of our authorized shares, then be increased by three times such resulting number of authorized shares. This proposed amendment to our certificate of incorporation is described further below in Proposal 4.

The form of the proposed certificate of amendment to our certificate of incorporation to effect the Reverse Stock Split is attached as Appendix A to this proxy statement. The certificate of amendment to our certificate of incorporation that will be filed to effect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by our Board of Directors, within the range approved by our stockholders.

If the Reverse Stock Split Proposal is approved by our stockholders, our Board of Directors would have the sole discretion to effect the amendment and Reverse Stock Split at any time prior to our 2023 annual meeting of stockholders, and to fix the specific ratio for the Reverse Stock Split, provided that the ratio would be not less than 1-for-5 and not more than 1-for-15. We believe that enabling our Board of Directors to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement the split in a manner designed to maximize the anticipated benefits to us and our stockholders, as described below. The determination of the ratio of the Reverse Stock Split will be based on a number of factors, described further below under the heading “—Criteria to Be Used for Decision to Apply the Reverse Stock Split.”

If the Reverse Stock Split Proposal is approved by our stockholders, the Reverse Stock Split would become effective upon the time specified in the certificate of amendment to our certificate of incorporation as filed with the Secretary of State of the State of Delaware. The exact timing of the filing of the certificate of amendment and the Reverse Stock Split will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders, but the Reverse Stock Split will not occur after our 2023 annual meeting of stockholders. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the certificate of amendment and the Reverse Stock Split if, at any time prior to the effectiveness of the filing of the certificate of amendment with the Secretary of State, our Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The primary purpose for effecting the Reverse Stock Split is to increase the per-share trading price of our common stock so as to:

•

increase the acceptability of our common stock to long-term investors who may not find our shares attractive at their current prices due to the trading volatility often associated with stocks below certain prices;

•

make our common stock eligible for investment by brokerage houses and institutional investors that have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin; and

•

make our common stock more attractive for investors who may be dissuaded from purchasing stocks below certain prices because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such low-priced stocks.

In evaluating whether to effect the Reverse Stock Split, our Board of Directors has taken, and will take, into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. In approving and recommending the Reverse Stock Split Proposal, our Board of Directors determined that these potential negative factors were significantly outweighed by the potential benefits.

Criteria to Be Used for Decision to Apply the Reverse Stock Split

If our stockholders approve the Reverse Stock Split Proposal, our Board of Directors will be authorized to proceed with the Reverse Stock Split. The exact ratio of the Reverse Stock Split, within the 1-for-5 to 1-for-15 range, would be determined by our Board of Directors and publicly announced by us prior to the effective time of the Reverse Stock Split. In determining whether to proceed with the Reverse Stock Split and setting the appropriate ratio for the Reverse Stock Split, our Board of Directors will consider, among other things, factors such as:

•	the historical trading prices and trading volume of our common stock;

•	the number of shares of our common stock outstanding;

•	the then-prevailing and expected trading prices and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

•	business developments affecting us; and

•	prevailing general market and economic conditions.

Reasons for the Reverse Stock Split

Stock Price Volatility

We have been advised that a higher stock price may increase the acceptability of our common stock to a number of long-term investors who may not find our shares attractive at their current prices due to the trading volatility often associated with stocks below certain prices.

Stock Price Requirements

We understand that many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin.

Transaction Costs

Investors also may be dissuaded from purchasing stocks below certain prices because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such low-priced stocks.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that the total market capitalization of our common stock after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per-share market price of our common stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding in connection with the Reverse Stock Split. Also, we cannot assure you that the Reverse Stock Split will lead to a sustained increase in the trading price of our common stock. The trading price of our common stock may change due to a variety of other factors, including our ability to successfully accomplish our business goals, market conditions and the market perception of our business. You should also keep in mind that the implementation of the Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our company (subject to the treatment of fractional shares). However, should the overall value of our common stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of our common stock held by you will also proportionately decrease as a result of the overall decline in value.

Further, the liquidity of our common stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the expected increase in stock price as a result of the Reverse Stock Split is not sustained. For instance, the proposed Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting sales. If we effect the Reverse Stock Split, the resulting per-share stock price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

Effect of the Reverse Stock Split

If the Reverse Stock Split Proposal is approved by our stockholders, and our Board of Directors elects to effect the Reverse Stock Split, the number of outstanding shares of common stock will be reduced in proportion to the ratio of the split chosen by our Board of Directors. As of the effective time of the Reverse Stock Split, we would also adjust and proportionately decrease the number of shares of our common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire our common stock. In addition, as of the effective time of the Reverse Stock Split, we would adjust and proportionately decrease the total number of shares of our common stock that may be the subject of the future grants under our stock plans.

The Reverse Stock Split would be effected simultaneously for all outstanding shares of our common stock. The Reverse Stock Split would affect all of our stockholders uniformly and would not change any stockholder’s percentage ownership interest in our company, except to the extent that the Reverse Stock Split results in any of our stockholders owning fractional shares. We will not issue any fractional shares as a result of the Reverse Stock Split and in lieu thereof any stockholders that would otherwise be entitled to receive a fractional share will be entitled to a cash payment. The Reverse Stock Split would not change the terms of our common stock. The Reverse Stock Split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. Following the Reverse Stock Split, we would continue to be subject to the periodic reporting requirements of the Exchange Act.

After the effective time of the Reverse Stock Split, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

Assuming Reverse Stock Split ratios of 1-for-5, 1-for-10 and 1-for-15, which reflect the low end, middle and high end of the range that our stockholders are being asked to approve, the following table sets forth (i) the number of shares of our common stock that would be issued and outstanding, (ii) the number of shares of our common stock that would be reserved for issuance pursuant to outstanding options, warrants and restricted stock units, and (iii) the weighted-average exercise price of outstanding options and warrants, each giving effect to the Reverse Stock Split and based on 112,811,867 shares of common stock outstanding as of April 11, 2022. Such amounts listed below are approximate as no fractional shares will be issued and share amounts will be rounded down.

	Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-5	Reverse Stock Split Ratio of 1-for-10	Reverse Stock Split Ratio of 1-for-15
Number of Shares of Common Stock Issued and Outstanding	112,811,867	22,562,373	11,281,186	7,520,791
Number of Shares of Common Stock Reserved for Issuance Pursuant to Outstanding Options, Warrants and Restricted Stock Units	10,008,228	2,001,645	1,000,822	667,215
Weighted-Average Exercise Price of Outstanding Options and Warrants	$6.84	$34.19	$68.38	$102.57

If our Board of Directors does not implement the Reverse Stock Split prior to our 2023 annual meeting of stockholders, the authority granted in this proposal to implement the Reverse Stock Split would terminate.

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in the Reverse Stock Split Proposal, except to the extent of their ownership in shares of our common stock and securities exercisable for our common stock, which shares and securities would be subject to the same proportionate adjustment in accordance with the terms of the Reverse Stock Split as all other outstanding shares of our common stock and securities exercisable for our common stock.

Authorized Shares of Common Stock

We are currently authorized under our certificate of incorporation to issue up to a total of 310,000,000 shares of capital stock, comprised of 300,000,000 shares of common stock and 10,000,000 shares of preferred stock. Authorized shares represent the number of shares of common stock that we are permitted to issue under our certificate of incorporation. If the Reverse Stock Split Proposal is implemented, and the Authorized Shares Proposal is not implemented, it would reduce both the number of issued and outstanding shares of common stock and the number of authorized shares of common stock by the ratio selected by our Board of Directors within the 1-for-5 to 1-for-15 range described above. However, if both the Reverse Stock Split Proposal and Authorized Shares Proposal are approved by our stockholders and subsequently implemented, the number of authorized shares of our common stock would ultimately be set at the number determined by calculating the product of 300,000,000 multiplied by three times (3x) the reverse stock split ratio.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

If stockholders approve the Reverse Stock Split Proposal, and if our Board of Directors determines to effect the Reverse Stock Split (with the ratio to be determined in the discretion of the Board of Directors within the parameters described), we will file with the Secretary of State of the State of Delaware a certificate of amendment to our certificate of incorporation, in the form attached hereto as Appendix A (the “Certificate of Amendment”), reflecting such reverse stock split ratio determined by the Board of Directors. The Reverse Stock Split will become effective at the time and on the date of filing of, or at such later time as is specified in, the Certificate of Amendment, which we refer to as the “effective time” and the “effective date,” respectively. The effective time of the Certificate of Amendment shall be determined in the discretion of our Board of Directors and in accordance with applicable law. Beginning at the effective time, each certificate representing shares of common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Stock Split.

Our Board of Directors has approved the amendment to our certificate of incorporation. The ratio of the Reverse Stock Split, within the parameters described, and the implementation and timing of such Reverse Stock Split shall be determined in the discretion of our Board of Directors.

Following any reverse stock split, stockholders holding physical certificates would need to exchange those certificates. As we are now fully participating in the direct registration system, you will not receive a replacement physical certificate. Instead you will receive uncertificated shares and a written confirmation from our transfer agent, indicating the whole number of uncertificated shares you own after the effect of the Reverse Stock Split and a cash payment in lieu of any fractional shares.

If the Reverse Stock Split is implemented, our transfer agent will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders. No written confirmations will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to our transfer agent. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so. Our common stock will also receive a new CUSIP number.

Certain of our registered stockholders hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not hold physical certificates evidencing their ownership of our common stock. However, they are provided with a statement reflecting the number of shares of our common stock registered in their accounts. If a stockholder holds shares of common stock in book-entry form with our transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares or payment in lieu of fractional shares, if applicable. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of our common stock held following the Reverse Stock Split.

Upon the Reverse Stock Split, we intend to treat stockholders holding our common stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Brokers, banks or other nominees will be instructed to effect a reverse stock split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing a reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio would be entitled to receive a cash payment in lieu thereof at a price equal to the fraction of a share to which the stockholder would otherwise be entitled multiplied by the closing price of our common stock as reported on Nasdaq on the effective date of the Reverse Stock Split.

No Appraisal Rights

No action is proposed herein for which the laws of the State of Delaware, or our certificate of incorporation or bylaws, provide a right to our stockholders to dissent and obtain an appraisal of, or payment for, such stockholders’ capital stock.

Accounting Matters

The Reverse Stock Split would not affect the par value of our common stock per share, which would remain $0.001 par value per share, while the number of outstanding shares of common stock would decrease in accordance with the Reverse Stock Split ratio. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to common stock on our balance sheet would decrease and the additional paid-in capital account on our balance sheet would increase by an offsetting amount. Following the Reverse Stock Split, reported per-share net income or loss would be higher because there would be fewer shares of common stock outstanding and we would adjust historical per-share amounts set forth in our future financial statements.

Reservation of Right to Abandon the Amendment to our Certificate of Incorporation

Our Board of Directors reserves the right to abandon the amendment to our certificate of incorporation described in this Reverse Stock Split Proposal without further action by our stockholders at any time before the effective time, even if stockholders approve such amendment at the Annual Meeting. By voting in favor of the amendment to our certificate of incorporation, stockholders are also expressly authorizing the Board to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to us and to U.S. Holders (as defined below). This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, which we refer to as the IRS, in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below and there can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code ), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This discussion is limited to U.S. Holders who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, dealers or traders in securities, commodities or currencies, stockholders who hold our common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, persons who acquired their common stock pursuant to the exercise of employee stock options or otherwise as compensation, or U.S. Holders who actually or constructively own 10% or more of our voting stock.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the proposed Reverse Stock Split may not be the same for all stockholders.

Each stockholder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the proposed Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign tax consequences.

Tax Consequences to the Company. The proposed Reverse Stock Split is intended to be treated as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code. As a result, we should not recognize taxable income, gain or loss in connection with the proposed Reverse Stock Split.

Tax Consequences to U.S. Holders. A U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our common stock exchanged therefor (reduced by the amount of such basis that is allocated to any fractional share of our common stock). The U.S. Holder’s holding period in the shares of our common stock received pursuant to the proposed Reverse Stock Split should include the holding period in the shares of our common stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that, pursuant to the proposed Reverse Stock Split, receives cash in lieu of a fractional share of our common stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Stock Split shares were held for one year or less at the effective time of the Reverse Stock Split and long term if held for more than one year.

A U.S. Holder may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the proposed Reverse Stock Split. A U.S. Holder will be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s circumstances and income tax situation. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local and foreign tax consequences to you of the proposed Reverse Stock Split.

Vote Required

Pursuant to the Delaware General Corporation Law, this proposal must be approved by the affirmative vote of stockholders holding a majority of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting. Abstentions and broker non-votes with respect to this proposal will be counted for purposes of establishing a quorum and, if a quorum is present, will have the same practical effect as a vote against this proposal.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

PROPOSAL NO. 4—APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO SET THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK AT A NUMBER DETERMINED BY CALCULATING THE PRODUCT OF 300,000,000 MULTIPLIED BY THREE TIMES (3X) THE REVERSE STOCK SPLIT RATIO

General

On April 14, 2022, our Board of Directors approved, subject to stockholder approval and the implementation of the Reverse Stock Split described in the Reverse Stock Split Proposal, an amendment to our certificate of incorporation, to set the number of authorized shares of our common stock at a number determined by calculating the product of 300,000,000 multiplied by three times (3x) the reverse stock split ratio. If the Reverse Stock Split Proposal and this Authorized Shares Proposal are approved and the Reverse Stock Split is implemented, then upon such split, the number of authorized shares of our common stock will be decreased proportionally to the reverse stock split ratio (not less than 1-for-5 and not greater than 1-for-15), and such decreased amount will then subsequently be multiplied by three.

Our Board of Directors believes that, if the Authorized Shares Proposal is not approved, the implementation of the Reverse Stock Split and the proportionate decrease in our authorized common stock as described in the Reverse Stock Split Proposal would limit our flexibility to issue shares of common stock in connection with possible future financing transactions, joint ventures and acquisitions, as well as under our equity incentive plans and other general corporate purposes. As a result, our Board of Directors believes that, following the proportional reduction of our authorized shares that would result from the Reverse Stock Split, an increase of three times such reduced number of authorized shares is in the Company’s and the stockholders’ best interests because it will provide us with that flexibility. We do not currently have any plans, understandings, arrangements, commitments or agreements, written or oral, for the issuance of the additional shares of common stock that would be authorized if the Authorized Shares Proposal is approved. However, we desire to have the shares available to provide additional flexibility to use our common stock for business and financial purposes in the future as well to have sufficient shares available to provide appropriate equity incentives for our employees.

The Authorized Shares Proposal is subject to, and conditioned upon, approval of the Reverse Stock Split Proposal. If the Reverse Stock Split Proposal and the Authorized Shares Proposal are approved by the requisite vote of our stockholders, and our Board of Directors determines to implement such proposals, the change in the number of shares of our authorized common stock would become effective upon the date and time set by our Board of Directors, as set forth in the amendment to our certificate of incorporation, to be filed with the Secretary of State of the State of Delaware. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the amendment if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State, our Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed. Our Board does not anticipate receiving further authorization from stockholders for the issuance of any newly authorized shares, except as required by applicable laws, rules and regulations.

The form of the proposed amendment to our certificate of incorporation to implement the Reverse Stock Split and set the number of authorized shares of our common stock at a number determined by calculating the product of 300,000,000 multiplied by three times (3x) the reverse stock split ratio is attached as Appendix A to this proxy statement. Any amendment to our certificate of incorporation to set the number of authorized shares of our common stock at a certain number will be based on the reverse stock split ratio fixed by our Board of Directors, within the range of not less than 1-for-5 and not greater than 1-for-15, pursuant to the Reverse Stock Split Proposal.

Effect of the Proposal

We currently have 300,000,000 shares of common stock authorized for issuance under our certificate of incorporation. Assuming (1) reverse stock split ratios of 1-for-5, 1-for-10 and 1-for-15, which reflect the low end, middle and high end of the range that our stockholders are being asked to approve in the Reverse Stock Split Proposal, and (2) that the number of authorized shares of our common stock is reduced proportionally to the reverse stock split ratios of 1-for-5, 1-for-10 and 1-for-15, and then subsequently multiplied by 3 as provided in the Authorized Shares Proposal, the following table sets forth (a) the number of shares of our common stock that would be authorized, (b) the number of shares of our common stock that would be issued and outstanding, (c) the aggregate number of shares of our common stock that would be reserved for issuance upon exercise of outstanding warrants, stock options and restricted stock units, (d) the number of shares of our common stock that would be reserved and available for future issuance under our equity incentive plans, and (e) the aggregate number of shares of our common stock that would be reserved for issuance upon exercise of outstanding warrants, each giving effect to the reverse stock split and based on securities outstanding as of April 11, 2022. The following table also sets forth the number of shares of our common stock that would be authorized if the Authorized Shares Proposal is not approved. Such amounts listed below are approximate as no fractional shares will be issued and share amounts will be rounded down.

	Number of Shares Reserved Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-5	Reverse Stock Split Ratio of 1-for-10	Reverse Stock Split Ratio of 1-for-15
Number of Shares of Common Stock Authorized, if the Authorized Shares Proposal is Approved (a)	300,000,000	180,000,000	90,000,000	60,000,000
Number of Shares of Common Stock Authorized, if the Authorized Shares Proposal is NOT Approved	300,000,000	60,000,000	30,000,000	20,000,000
Number of Shares of Common Stock Issued and Outstanding (b)	112,811,867	22,562,373	11,281,186	7,520,791
Number of Shares of Common Stock Reserved for Issuance Pursuant to Outstanding Options and Restricted Stock Units (c)	9,869,784	1,973,956	986,978	657,985
Number of Shares of Common Stock Reserved and Available for Future Issuance Under Our Equity Incentive Plans (d)	5,971,745	1,194,349	597,174	398,116
Number of Shares of Common Stock Reserved for Issuance Pursuant to Outstanding Warrants (e)	138,444	27,689	13,844	9,230

The additional shares of authorized common stock would have the same rights and privileges as the shares of common stock currently issued and outstanding. Holders of our common stock have no preemptive rights.

Additionally, by increasing the number of authorized but unissued shares of common stock, the Authorized Shares Proposal could, under certain circumstances, have an anti-takeover effect, although this is not the intent of our Board of Directors. For example, our Board of Directors might be able to delay or impede a takeover or transfer of control of our company by causing such additional authorized but unissued shares to be issued to holders who might side with our Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of our company and our stockholders. The Authorized Shares Proposal could therefore have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the Authorized Shares Proposal could limit the opportunity for our stockholders to dispose of their shares at a higher price generally available in takeover attempts or that may be available under a merger proposal. The Authorized Shares Proposal could have the effect of permitting our current management, including our current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business. However, our Board of Directors is not aware of any attempt to take control of our company and the Board of Directors did not authorize the Authorized Shares Proposal with the intent that it be utilized as a type of anti-takeover device.

Reservation of Right to Abandon the Amendment to our Certificate of Incorporation, as Amended

Our Board of Directors reserves the right to abandon the amendment to our certificate of incorporation described in the Authorized Shares Proposal without further action by our stockholders at any time before the effective time, even if stockholders approve such amendment at the Annual Meeting.

Vote Required

Pursuant to the Delaware General Corporation Law, this proposal must be approved by the affirmative vote of stockholders holding a majority of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting. Abstentions and broker non-votes with respect to this proposal will be counted for purposes of establishing a quorum and, if a quorum is present, will have the same practical effect as a vote against this proposal.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO SET THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK AT A NUMBER DETERMINED BY CALCULATING THE PRODUCT OF 300,000,000 MULTIPLIED BY THREE TIMES (3X) THE REVERSE STOCK SPLIT RATIO, SUBJECT TO APPROVAL BY OUR STOCKHOLDERS OF THE REVERSE STOCK SPLIT PROPOSAL AND OUR IMPLEMENTATION OF A REVERSE STOCK SPLIT.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the Notice or, if applicable, the annual report to stockholders and proxy statement, may have been sent to multiple stockholders who share an address, unless contrary instructions have been received. We will promptly deliver a separate copy of the Notice or, if applicable, the annual report to stockholders and proxy statement to you upon written or oral request to the Company at Solid Biosciences Inc., 141 Portland Street, Fifth Floor, Cambridge, MA 02139, or after June 1, 2022, at Solid Biosciences Inc., 500 Rutherford Avenue, Charlestown, MA 02129 or (617) 337-4680. If you want to receive separate copies of the Notice, proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2023 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 29, 2022, which is 120 days prior to the first anniversary of the mailing date of the Notice. However, if the date of the 2023 annual meeting of stockholders is changed by more than 30 days from the date of this year’s Annual Meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2023 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement.

If a stockholder wishes to propose a nomination of persons for election to our Board or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which public disclosure of the date of such annual meeting was made. For stockholder proposals to be brought before the 2023 annual meeting of stockholders, the required notice must be received by our secretary at our principal executive offices no earlier than February 7, 2023 and no later than March 9, 2023.

Stockholder proposals should be addressed to Solid Biosciences Inc., 500 Rutherford Avenue, Charlestown, MA 02129, Attention: Secretary.

OTHER MATTERS

Our Board does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the Annual Meeting, the individuals named in this proxy statement intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

Appendix A

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

SOLID BIOSCIENCES INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Solid Biosciences Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved and adopted said proposed amendment at an annual meeting of stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:	That the first sentence of Article IV of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following three paragraphs are inserted in lieu thereof:

“That, effective upon the effective time of this Certificate of Amendment to Certificate of Incorporation (this “Certificate of Amendment”) with the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-[__][1] reverse stock split of the Corporation’s common stock, $0.001 par value per share (the “Common Stock”), shall become effective, pursuant to which each [__][1] shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.001 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate or book entry position which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled multiplied by the closing price per share of the Common Stock on the Nasdaq Global Select Market at the close of business on the date of the Effective Time.

[1]	Shall be a number greater than or equal to five and less than or equal to fifteen and shall include not more than four decimal digits.

1

Each stock certificate or book entry position that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate or book entry position have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time); provided, however, that each person of record holding a certificate or book entry position that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate or book entry position, a new certificate or book entry position evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate or book entry position shall have been reclassified.

The aggregate number of shares that the Corporation shall have authority to issue is [            ][2] shares consisting of:

1. [            ][3] shares of Common Stock; and

2. 10,000,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”).”

SECOND: This Certificate of Amendment shall be effective at 5:00 p.m., Eastern Time, on             , 202    .

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President and Chief Executive Officer this             day of            , 202    .

SOLID BIOSCIENCES INC.

By:
Ilan Ganot
President and Chief Executive Officer

[2]	Shall be a number equal to the Authorized Common Stock (as defined below) plus 10,000,000.
[3]	Shall be a number equal to the product of (i) 300,000,000 multiplied by (ii) three times the reverse stock split ratio (the “Authorized Common Stock”).

2

SOLID BIOSCIENCES INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735	VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 6, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SLDB2022
You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 6, 2022. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D83378-P72480	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

SOLID BIOSCIENCES INC.

The Board of Directors recommends you vote FOR the following:
1.	Election of Class I Directors

	Nominees:		For	Against	Abstain

	1a.	Robert Huffines	☐	☐	☐		For	Against	Abstain

	1b.	Sukumar Nagendran	☐	☐	☐

4.  The approval of an amendment to our certificate of incorporation to set the number of authorized shares of our common stock at a number determined by calculating the product of 300,000,000 multiplied by three times (3x) the reverse stock split ratio, subject to approval by our stockholders of the reverse stock split proposal and our implementation of a reverse stock split as set forth in Proposal 3.

							☐	☐	☐
	1c.	Rajeev Shah	☐	☐	☐
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.			For	Against	Abstain
2.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.		☐	☐	☐

3.

The approval of an amendment to our certificate of incorporation to effect a reverse stock split at a ratio of not less than 1-for-5 and not greater than 1-for-15, with the exact ratio to be set within that range at the discretion of the board of directors prior to the Company’s 2023 annual meeting of stockholders without further approval or authorization of our stockholders and with our board of directors able to elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion, and, in connection therewith, to decrease the number of authorized shares of our common stock on a basis proportional to the reverse stock split ratio.

			☐	☐	☐	NOTE: The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
			Yes	No

Please indicate if you plan to attend this meeting.			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D83379-P72480

SOLID BIOSCIENCES INC.

Annual Meeting of Stockholders

June 7, 2022 8:00 AM Eastern Time

This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Ilan Ganot and Erin Powers Brennan, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent the undersigned and to vote, as designated on the reverse side, all of the shares of common stock of SOLID BIOSCIENCES INC. (the “Company”) that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 8:00 AM Eastern Time on June 7, 2022, live online via webcast, and any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER ON ANY MATTER INCIDENTAL TO THE FOREGOING OR ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side